                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY



================================================================================



                       FINANCIAL ASSET SECURITIES CORP.,
                                 as Depositor,


                          HEADLANDS MORTGAGE COMPANY,
                            as Seller and Servicer,


                           HEADLANDS MORTGAGE L.L.C.,
                                 as Transferor,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee


                            _______________________

                        POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1996

                             ______________________


              Revolving Home Equity Loan Asset-Backed Certificates

                                 Series 1996-1



================================================================================

                           TABLE OF CONTENTS

                                                             Page
                                                             ----

                             ARTICLE I

                            Definitions.......................  1
     Section 1.01.  Definitions...............................  1
     Section 1.02.  Interest Calculations..................... 24

                            ARTICLE II

                   Conveyance of Mortgage Loans;
                Original Issuance of Certificates;
                           Tax Treatment...................... 25
     Section 2.01.  Conveyance of Mortgage Loans; Retention
          of Obligation to Fund Advances Under Credit Line
          Agreements.......................................... 25
     Section 2.02.  Acceptance by Trustee; Retransfer of
          Mortgage Loans...................................... 29
     Section 2.03.  Representations and Warranties Regarding
          the Servicer and the Transferor..................... 31
     Section 2.04. Representations and Warranties of the Transferor Regarding the Mortgage Loans;
          Retransfer of Certain Mortgage Loans................ 34
     Section 2.05.  Covenants of the Depositor and the
          Transferor.......................................... 41
     Section 2.06.  Retransfers of Mortgage Loans at
          Election of Transferor.............................. 42
     Section 2.07.  Execution and Authentication of Certifi-
          cates............................................... 43
     Section 2.08.  Tax Treatment............................. 43
     Section 2.09.  Representations and Warranties of the
          Depositor........................................... 44
     Section 2.10.  Conveyance of the Subsequent Mortgage
          Loans............................................... 45

                            ARTICLE III

                   Administration and Servicing
                         of Mortgage Loans.................... 48
     Section 3.01.  The Servicer.............................. 48
     Section 3.02.  Collection of Certain Mortgage Loan
          Payments............................................ 50
     Section 3.03.  Withdrawals from the Collection Account... 51
     Section 3.04.  Maintenance of Hazard Insurance;
          Property Protection Expenses........................ 52
     Section 3.05.  Assumption and Modification Agreements.... 53
     Section 3.06.  Realization Upon Defaulted Mortgage
          Loans; Repurchase of Certain Mortgage Loans......... 54
     Section 3.07.  Trustee to Cooperate...................... 55
     Section 3.08.  Servicing Compensation; Payment of
          Certain Expenses by Servicer........................ 56

                                                             Page
                                                             ----

     Section 3.09.  Annual Statement as to Compliance......... 56
     Section 3.10.  Annual Servicing Report................... 57
     Section 3.11.  Annual Opinion of Counsel................. 57
     Section 3.12.  Access to Certain Documentation and
          Information Regarding the Mortgage Loans............ 57
     Section 3.13.  Maintenance of Certain Servicing
          Insurance Policies.................................. 58
     Section 3.14.  Reports to the Securities and Exchange
          Commission.......................................... 58
     Section 3.15.  Tax Returns............................... 58
     Section 3.16.  Information Required by the Internal
          Revenue Service Generally and Reports of
          Foreclosures and Abandonments of Mortgaged
          Property............................................ 59

                            ARTICLE IV

                       Servicing Certificate.................. 60
     Section 4.01.  Servicing Certificate..................... 60
     Section 4.02.  Claims upon the Policy.................... 63
     Section 4.03.  Spread Account............................ 64
     Section 4.04.  Effect of Payments by the Credit
          Enhancer; Subrogation............................... 65

                             ARTICLE V

                    Payments and Statements to
         Certificateholders; Rights of Certificateholders..... 66
     Section 5.01.  Distributions............................. 66
     Section 5.02.  Calculation of the Class A Certificate
          Rate................................................ 69
     Section 5.03.  Statements to Certificateholders.......... 70
     Section 5.04.  Rights of Certificateholders.............. 71
     Section 5.05.  Funding Account........................... 72
     Section 5.06.  Deferred Interest Account................. 73

                            ARTICLE VI

                         The Certificates
 .............................................................. 75
     Section 6.01.  The Certificates.......................... 75
     Section 6.02.  Registration of Transfer and Exchange of
          Investor Certificates; Appointment of Registrar..... 76
     Section 6.03.  Mutilated, Destroyed, Lost or Stolen
          Certificates........................................ 78
     Section 6.04.  Persons Deemed Owners..................... 78
     Section 6.05.  Restrictions on Transfer of Transferor
          Certificates........................................ 78
     Section 6.06.  Appointment of Paying Agent............... 80

                                                             Page
                                                             ----

          Section 6.07.  Acceptance of Obligations............ 81

                            ARTICLE VII

          The Servicer, the Transferor and the Depositor

 .............................................................. 82
     Section 7.01.  Liability of the Transferor, the
          Servicer and the Depositor.......................... 82
     Section 7.02.  Merger or Consolidation of, or
          Assumption of the Obligations of, the Servicer,
          the Transferor or the Depositor..................... 82
     Section 7.03.  Limitation on Liability of the Servicer
          and Others.......................................... 82
     Section 7.04.  Servicer Not to Resign.................... 83
     Section 7.05.  Delegation of Duties...................... 84
     Section 7.06.  Indemnification of the Trust by the
          Servicer............................................ 84
     Section 7.07.  Indemnification of the Trust by the
          Transferor.......................................... 84
     Section 7.08.  Limitation on Liability of the Trans-
          feror............................................... 85
     Section 7.09.  Limitation on Liability of the
          Depositor........................................... 85

                           ARTICLE VIII

                       Servicing Termination.................. 86
     Section 8.01.  Events of Servicing Termination........... 86
     Section 8.02.  Trustee to Act; Appointment of
          Successor........................................... 88
     Section 8.03.  Notification to Certificateholders........ 89

                            ARTICLE IX

                            The Trustee....................... 90
     Section 9.01.  Duties of Trustee......................... 90
     Section 9.02.  Certain Matters Affecting the Trustee..... 91
     Section 9.03.  Trustee Not Liable for Certificates or
          Mortgage Loans...................................... 93
     Section 9.04.  Trustee May Own Certificates.............. 94
     Section 9.05.  Servicer to Pay Trustee's Fees and
          Expenses............................................ 94
     Section 9.06.  Eligibility Requirements for Trustee...... 95
     Section 9.07.  Resignation or Removal of Trustee......... 95
     Section 9.08.  Successor Trustee......................... 96
     Section 9.09.  Merger or Consolidation of Trustee........ 97
     Section 9.10. Appointment of Co-Trustee or Separate
          Trustee............................................. 97

                                                             Page
                                                             ----

     Section 9.11.  Limitation of Liability................... 98
     Section 9.12.  Trustee May Enforce Claims Without
          Possession of Certificates.......................... 99
     Section 9.13.  Suits for Enforcement..................... 99
     Section 9.14.  Mortgagor Claims.......................... 99
     Section 9.15.  Liabilities to Mortgagors.................100

                             ARTICLE X

                            Termination

 ..............................................................101
     Section 10.01.  Termination..............................101

                            ARTICLE XI

                     Rapid Amortization Events................104
     Section 11.01.  Rapid Amortization Events................104
     Section 11.02.  Additional Rights Upon the Occurrence
          of Certain Events...................................107

                            ARTICLE XII

                     Miscellaneous Provisions.................110
     Section 12.01.  Amendment................................110
     Section 12.02.  Recordation of Agreement.................112
     Section 12.03.  Limitation on Rights of Certificate-
          holders.............................................112
     Section 12.04.  Governing Law............................113
     Section 12.05.  Notices..................................113
     Section 12.06.  Severability of Provisions...............114
     Section 12.07.  Assignment...............................114
     Section 12.08.  Certificates Nonassessable and Fully
          Paid................................................114
     Section 12.09.  Third-Party Beneficiaries................114
     Section 12.10. Counterparts..............................114
     Section 12.11. Effect of Headings and Table of
          Contents............................................115
     Section 12.12. Insurance Agreement.......................115
     Section 12.13. Nonpetition Covenant......................115

                                                             Page
                                                             ----
              EXHIBIT
              -------

              EXHIBIT A-1 FORM OF CLASS A CERTIFICATE.....  A-1-1
              EXHIBIT A-2 FORM OF CLASS S CERTIFICATE.....  A-2-1
              EXHIBIT B - FORM OF TRANSFEROR CERTIFICATE..    B-1
              EXHIBIT C - MORTGAGE LOAN SCHEDULE..........    C-1
              EXHIBIT D - ANNUAL OPINION OF COUNSEL.......    D-1
              EXHIBIT E - FORM OF REQUEST FOR RELEASE.....    E-1

This POOLING AND SERVICING AGREEMENT, dated as of December 1, 1996, among FINANCIAL ASSET SECURITIES CORP., as Depositor (the "Depositor"), HEADLANDS MORTGAGE COMPANY, as Seller and Servicer (in such capacities, the "Seller" and the "Servicer"), HEADLANDS MORTGAGE L.L.C., as Transferor (the "Transferor"), and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (the "Trustee"),


                         W I T N E S S E T H  T H A T:
                         ----------------------------

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions


     Section 1.01.  Definitions.  Whenever used in this Agreement, the following
                    -----------
words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accelerated Principal Distribution Amount:  With respect to any
     -----------------------------------------
Distribution Date, the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Class A Certificates on such Distribution Date) so that the Invested Amount (immediately following such Distribution Date) exceeds the Class A Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount.

     Additional Balance:  As to any HELOC and day, the aggregate amount of all
     ------------------
Draws conveyed to the Trust pursuant to Section 2.01.

     Adjustment Date:  With respect to any HELOC and Interest Period, the second
     ---------------
LIBOR Business Day preceding the first day of such Interest Period.

     Affiliate:  With respect to any Person, any other Person controlling,
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Agreement:  This Pooling and Servicing Agreement and all amendments hereof
     ---------
and supplements hereto.

     Alternative Principal Payment:  As to any Distribution Date, the amount
     -----------------------------
(but not less than zero) equal to Principal Collections for such Distribution Date less the aggregate of Draws under the Credit Line Agreements during the related Collection Period.

     Appraised Value:  As to any Mortgaged Property, the value established by
     ---------------
either a full appraisal or a drive by inspection of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.

     Asset Balance:  As to any Mortgage Loan, other than a Liquidated Mortgage
     -------------
Loan, and day, the related Cut-Off Date Asset Balance, plus (i) with respect to
                                                       ----
each HELOC, any Additional Balance in respect of such HELOC, minus (ii) with
                                                             -----
respect to each Mortgage Loan, all collections credited as principal against the Asset Balance of any such Mortgage Loan in accordance with the related Loan Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and an Asset Balance of zero thereafter.

     Assignment of Mortgage:  With respect to any Mortgage, an assignment,
     ----------------------
notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

     Authorized Officer:  With respect to the Seller, Servicer, Transferor or
     ------------------
Depositor, any President, Vice President, Treasurer or Secretary.

     Authorized Newspaper:  A newspaper of general circulation in the Borough of
     --------------------
Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     BIF:  The Bank Insurance Fund, as from time to time constituted, created
     ---
under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Billing Cycle:  With respect to any Mortgage Loan and Collection Period,
     -------------
the billing period specified in the related

Loan Agreement and with respect to which amounts billed are received during such Collection Period.

     Book-Entry Certificate:  Any Investor Certificate registered in the name of
     ----------------------
the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day
     ------------
on which banking institutions in the State of New York, California or the State in which the Corporate Trust Office is located are required or authorized by law to be closed.

     Certificate:  A Class A Certificate, a Class S Certificate or a Transferor
     -----------
Certificate.

     Certificate Owner:  The Person who is the beneficial owner of a Book-Entry
     -----------------
Certificate or following the issuance of Definitive Certificates, the registered owner of the Certificates.

     Certificate Register and Certificate Registrar:  The register maintained
     ----------------------------------------------
and the registrar appointed pursuant to Section 6.02.

     Certificateholder or Holder:  The Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Investor Certificate registered in the name of the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either the Depositor or the Transferor and (y) any Investor Certificate for which the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either such entity is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Transferor, or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Transferor and who makes the voting decision with respect to such Investor Certificate or (ii) the Transferor, or such Affiliate is the Certificate Owner of all the Investor Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     Change in Control:  With respect to the Seller the merger or consolidation
     -----------------
of the Seller or entrance by the Seller into any other corporate transaction whereby the Seller is not the successor entity, or whereby control of the Seller has changed with respect to management, or any corporate transaction whereby the families of Peter T. Paul and Dennis M. Hart shall collectively fail to own at least fifty-one percent (51%) of the voting stock of the Seller, unless the Credit Enhancer shall have otherwise consented thereto in writing.

     Class A Certificate:  Any Certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit A-1 hereto.

     Class A Certificate Carry Forward Interest:  As to any Distribution Date,
     ------------------------------------------
the amount, if any, by which interest accrued on the Class A Certificates at the Class A Certificate Rate (without giving effect to the proviso in the definition thereof) for the related Interest Period exceeds the Class A Interest Payment Cap.

     Class A Certificate Distribution Amount:  As to any Distribution Date, the
     ---------------------------------------
sum of all amounts to be distributed to the Holders of Class A Certificates pursuant to Article V and Article XI hereof.

     Class A Certificate Interest:  With respect to any Distribution Date,
     ----------------------------
interest for the related Interest Period at the applicable Class A Certificate Rate on the Class A Certificate Principal Balance as of the first day of such Interest Period (after giving effect to the distributions made on the first day of such Interest Period).

     Class A Certificate Principal Balance:  With respect to any Distribution
     -------------------------------------
Date, (a) the Original Class A Certificate Principal Balance less (b) the
                                                             ----
aggregate of amounts actually distributed as principal on the Class A Certificates.

     Class A Certificate Rate:  With respect to the first Interest Period,
     ------------------------
5.86406%, and for any subsequent Interest Period, the sum of (a) LIBOR as of the second LIBOR Business Day prior to the first day of such Interest Period and (b)
 .20%; provided, however, that in no event shall the Class A Certificate Rate
      --------  -------
with respect to any Interest Period exceed the Maximum Rate for such Interest Period.

     Class A Certificateholder:  The Holder of a Class A Certificate.
     -------------------------

     Class A Interest Payment Cap:  With respect to any Distribution Date, an
     ----------------------------
amount equal to accrued interest on the Class A Certificate Principal Balance for the related Interest Period at the Maximum Rate.

     Class S Certificate:  Any Certificate executed and authenticated by the
     -------------------
Trustee substantially in the form set forth in Exhibit A-2.

     Class S Certificate Rate:  1%.
     ------------------------

     Class S Certificate Interest:  With respect to any Distribution Date,
     ----------------------------
interest for the related Interest Period at the Class S Certificate Rate on the Class S Notional Amount as of the first day of such Interest Period (after giving effect to distributions made on the first day of such Interest Period).

     Class S Certificateholder:  The Holder of a Class S Certificate.
     -------------------------

     Class S Notional Amount:  With respect to any Distribution Date, the Class
     -----------------------
A Certificate Principal Balance for such Distribution Date (before giving effect to distributions made on such Distribution Date).

     Closed-End Loan:  Each Mortgage Loan originated under a Loan Agreement
     ---------------
providing for a single advance of funds on the date of origination and no additional advances during the term of such Mortgage Loan.

     Closing Date:  December 30, 1996.
     ------------

     Code:  The Internal Revenue Code of 1986, as the same may be amended from
     ----
time to time (or any successor statute thereto).

     Collection Account:  The custodial account or accounts created and
     ------------------
maintained for the benefit of the Investor Certificateholders and the Credit Enhancer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

     Collection Period:  With respect to any Distribution Date and any Mortgage
     -----------------
Loan, the calendar month preceding such Distribution Date.

     Combined Loan-to-Value Ratio:  With respect to any HELOC as of any date,
     ----------------------------
the percentage equivalent of the fraction, the numerator of which is the sum of
(i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related original Credit Line Agreement (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such HELOC) of any mortgage loan or mortgage loans that are senior or equal in priority to the HELOC and that is or are secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property. With respect to any Closed-End Loan, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Closed-End Loan of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property.

     Corporate Trust Office:  The principal corporate trust office of the
     ----------------------
Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division, except if the place of payment of any Certificate is New York City, then such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005.

     Credit Agreement:  As defined in the Insurance Agreement.
     ----------------

     Credit Enhancement Draw Amount:  As to any Distribution Date, an amount
     ------------------------------
equal to the sum of (1) the amount by which (a) the amount to be distributed to Investor Certificateholders pursuant to Sections 5.01(a)(i) and 5.01(a)(ii) exceeds (b) the sum of (i) the amount of Investor Interest Collections on deposit in the Collection Account on the Business Day preceding such Distribution Date that is available to be applied therefor, (ii) the amount transferred to the Collection Account from the Deferred Interest Account pursuant to Section 5.06 and (iii) any amount transferred from the Spread Account to the Collection Account pursuant to Section 4.03, all after giving effect to the allocation of Transferor Interest and Principal Collections in accordance with Section 5.01(c), (2) the Guaranteed Principal Distribution Amount and (3) any Preference Claim for such Distribution Date.

     Credit Enhancer:  Capital Markets Assurance Corporation, a New York
     ---------------
monoline stock insurance company.

     Credit Enhancer Default:  The failure by the Credit Enhancer to make a
     -----------------------
payment required under the Policy in accordance with the terms thereof.

     Credit Limit:  As to any HELOC, the maximum Asset Balance permitted under
     ------------
the terms of the related Credit Line Agreement.

     Credit Limit Utilization Rate:  As to any HELOC, the percentage equivalent
     -----------------------------
of a fraction the numerator of which is the Cut-Off Date Asset Balance for such Mortgage Loan and the denominator of which is the related Credit Limit.

     Credit Line Agreement:  With respect to any HELOC, the related credit line
     ---------------------
account agreement and promissory note executed by the related Mortgagor and any amendment or modification thereof.

     Custodial Agreement:  Any Custodial Agreement between any Custodian and the
     -------------------
Trustee, which is reasonably acceptable in form and substance to the Credit Enhancer, relating to the custody of the Mortgage Loans and the Related Documents.

     Custodian:  Any custodian appointed by the Trustee under a Custodial
     ---------
Agreement to maintain all or a portion of the Mortgage Files pursuant to Section 2.01.

     Cut-Off Date:  With respect to each Initial Mortgage Loan, November 30,
     ------------
1996 and with respect to each Subsequent Mortgage Loan, the date on which such Subsequent Mortgage Loan was transferred to the Trust.

     Cut-Off Date Asset Balance:  With respect to any Mortgage Loan, the unpaid
     --------------------------
principal balance thereof as of the Cut-Off Date.

     Cut-Off Date Pool Balance:  The Pool Balance calculated as of the Cut-Off
     -------------------------
Date.

     Defective Mortgage Loan:  A Mortgage Loan subject to retransfer pursuant to
     -----------------------
Section 2.02 and 2.04.

     Deferred Interest:  The amount by which interest required to be distributed
     -----------------
in respect of the Class A Certificates on any Distribution Date exceeds the Maximum Rate.

     Deferred Interest Account:  As defined in Section 5.06.
     -------------------------

     Definitive Certificates:  As defined in Section 6.02(c).
     -----------------------

     Delivery Event:  As defined in Section 2.01.
     --------------

     Depositor:  Financial Asset Securities Corp. or its successor in interest.
     ---------

     Depository:  The initial Depository shall be The Depository Trust Company,
     ----------
the nominee of which is Cede & Co., as the registered Holder of Class A Certificates evidencing $125,595,644.60 in initial aggregate principal amount of the Class A Certificates and as the registered Holder of Class S Certificates evidencing $125,595,644.60 in initial aggregate notional amount of the Class S Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Distribution Date, the third
     ------------------
Business Day prior to such Distribution Date.

     Distribution Date:  The fifteenth day of each month, or if such day is not
     -----------------
a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

     Draw:  With respect to any HELOC, an additional borrowing by the Mortgagor
     ----
subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

     Due Date:  As to any HELOC, the twenty-fifth day of the month and as to any
     --------
Closed-End Loan, the first day of the month.

     Electronic Ledger:  The electronic master record of home equity credit line
     -----------------
mortgage loans maintained by the Servicer.

     Eligible Account:  An account that is either (i) maintained with a
     ----------------
depository institution whose short-term debt obligations throughout the time of any deposit therein are rated in the highest short-term debt rating category by Standard & Poor's and Moody's, (ii) an account or accounts maintained with a depository institution with a minimum long term unsecured debt rating by Standard & Poor's and Moody's which is at least investment grade provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, or (iii) a segregated trust account maintained with the corporate trust department of the Trustee in its fiduciary capacity, or (iv) an account otherwise acceptable to each Rating Agency and the Credit Enhancer, as evidenced at closing by delivery of a rating letter by each Rating Agency and thereafter by delivery of a letter from each Rating Agency and the Credit Enhancer to the Trustee, within 30 days of receipt of notice of such deposit, to reduce or withdraw its then-current rating of the Certificates without regard to the Policy.

     Eligible Investments:  One or more of the following (excluding any callable
     --------------------
investments purchased at a premium):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-1+ for Standard & Poor's and P-1 for Moody's);

               (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's and Standard & Poor's in its highest unsecured short-term debt rating category;

               (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term debt rating categories;

               (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their respective highest applicable rating category; and

               (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has a rating of Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency without regard to the Policy;

               (vii) other obligations or securities that are acceptable to each Rating Agency and the Credit Enhancer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates without regard to the Policy, as evidenced by a letter to such effect from such Rating Agency and the Credit Enhancer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right
--------
to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further,
                                                            --------  -------
that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     Eligible Substitute Mortgage Loan:  A Mortgage Loan substituted by the
     ---------------------------------
Transferor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Asset Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Asset Balance) not greater than 15% of the Transfer Deficiency, if any, relating to such Defective Mortgage Loan; (ii) except for Teaser Mortgage Loans, have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) with respect to each HELOC, have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) except for Teaser Mortgage Loans, with respect to each HELOC, have a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Gross Margin for the Defective Mortgage Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust;
(vi) have a remaining term to maturity not more than 120 days earlier and not more than 180 days later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty set forth in
Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Credit Enhancer.

     Endorsement:  As defined in the Policy.
     -----------

     ERISA:  Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Servicing Termination:  As defined in Section 8.01.
     ------------------------------

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.
     ----

     Fiscal Agent:  As defined in the Policy.
     ------------

     Foreclosure Profit:  With respect to a Liquidated Mortgage Loan, the
     ------------------
amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the last day in the related Collection Period) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

     Funding Account:  The custodial account or accounts established and
     ---------------
maintained with the Trustee for the benefit of the Investor Certificateholders pursuant to Section 5.05. The Funding Account shall be an Eligible Account.

     Funding Period:  The period commencing on the Closing Date and ending on
     --------------
the earlier of (i) the close of business on the twelfth Distribution Date, and
(ii) the commencement of the Rapid Amortization Period.

     Gross Margin:  As to any HELOC, the percentage set forth as the "Gross
     ------------
Margin" for such HELOC on Exhibit C hereto.

     Guaranteed Distribution:  With respect to any Distribution Date, the sum of
     -----------------------
the (i) the Guaranteed Principal Distribution Amount and (ii) the amount to be distributed to Class A and Class S Certificateholders pursuant to Sections 5.01(a)(i) and 5.01(a)(ii) for such Distribution Date.

     Guaranteed Principal Distribution Amount:  With respect to (i) any
     ----------------------------------------
Distribution Date on or after which the Transferor Subordinated Amount has been reduced to zero, the amount, if any, required to reduce the Class A Certificate Principal Balance (after giving effect to the distributions of Interest Collections and Principal Collections that are allocable to principal on the Class A Certificates on such Distribution Date) to the Invested Amount for such Distribution Date (after giving effect to distributions of principal, if any, and allocation of Investor Loss Amounts on such Distribution Date) and (ii) the Distribution Date in January 2024, the amount by which the outstanding Class A Certificate Principal Balance (after giving effect to all other amounts allocable to and distributable as principal on the Class A Certificates on such Distribution Date) exceeds the sum of the amounts on deposit in the Collection Account available to be distributed to the Class A Certificateholders pursuant to Section 5.01(b) hereof.

     HELOC:  Any Mortgage Loan originated pursuant to a Loan Agreement providing
     -----
for Draws.

     Index:  With respect to each Interest Rate Adjustment Date for a HELOC, the
     -----
highest "prime rate" as published in the "Money Rates" table of The Wall Street
                                                                ---------------
Journal as of the last business day of the previous billing month.
-------

     Initial Closed-End Loan:  Each Closed-End Loan transferred and assigned to
     -----------------------
the Trustee on the Closing Date.

     Initial Cut-Off Date Pool Balance:  $128,158,821.02.
     ---------------------------------------------------

     Initial HELOC:  Each HELOC transferred and assigned to the Trustee on the
     -------------
Closing Date.

     Initial Mortgage Loan:  Each Initial HELOC and Initial Closed-End Loan.
     ---------------------

     Insolvency Event:  As defined in Section 11.02.
     ----------------

     Insurance Agreement:  The insurance and reimbursement agreement dated as of
     -------------------
December 1, 1996 among the Depositor, the Transferor, the Servicer, the Trustee and the Credit Enhancer, including any amendments and supplements thereto.

     Insurance Proceeds:  Proceeds paid by any insurer (other than the Credit
     ------------------
Enhancer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to the last sentence of Section 3.04, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Collections:  As to any Distribution Date, the sum of all payments
     --------------------
by or on behalf of Mortgagors and any other amounts constituting interest (including, without limitation, such portion of Insurance Proceeds and Net Liquidation Proceeds as is allocable to interest on the applicable Mortgage
Loan) collected by the Servicer under the Mortgage Loans (excluding any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors) during the related Collection Period and any deposits made to the Collection Account during such Collection Period pursuant to Section 5.05(c)(i) minus the Servicing Fee payable to the Servicer with respect to the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period:  With respect to any Distribution Date other than the
     ---------------
first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

     Interest Rate Adjustment Date:  With respect to each HELOC, any date on
     -----------------------------
which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

     Invested Amount:  With respect to any Distribution Date, an amount equal to
     ---------------
the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Class A Certificateholders, amounts allocable to the Transferor that are used to reimburse Investor Loss Amounts and amounts distributed as Guaranteed Principal Distribution Amounts as draws under the Policy (including amounts previously distributed to Class A Certificateholders from Principal Collections on deposit in the Funding Account) and minus (ii) the Investor Loss Amounts for prior Distribution Dates not previously absorbed by the Overcollateralization Amount, reallocation to the Transferor Interest (up to the Transferor Subordinated Amount), withdrawals from the Spread Account or draws on the Policy.

     Investor Certificate:  Any Class A Certificate or Class S Certificate.
     --------------------

     Investor Certificateholder:  The Holder of an Investor Certificate.
     --------------------------

     Investor Fixed Allocation Percentage:  98%.
     ------------------------------------

     Investor Floating Allocation Percentage:  With respect to any Distribution
     ---------------------------------------
Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) and the denominator of which is the sum as of the beginning of the related Collection Period of (a) the Pool Balance and (b) the amount of Principal Collections on deposit in the Funding Account.

     Investor Interest Collections:  As to any Distribution Date, the product of
     -----------------------------
(i) the Interest Collections during the related Collection Period and (ii) the Investor Floating Allocation Percentage for such Distribution Date.

     Investor Loss Amount:  With respect to any Distribution Date, the amount
     --------------------
equal to the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the aggregate of the Liquidation Loss Amounts for such Distribution Date.

     Investor Loss Reduction Amount:  With respect to any Distribution Date, the
     ------------------------------
portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been (a) distributed to Class A Certificateholders on such Distribution Date pursuant to Section 5.01(a)(iii) or 5.01(a)(iv) or by way of the Credit Enhancement Draw Amount or (b) reallocated to the Transferor Principal Balance pursuant to Section 5.01(c).

     Letter of Representations:  With respect to any class of Book-Entry
     -------------------------
Certificates, the agreement among the Depositor the Trustee and the Depository.

     LIBOR:  As to any date, the rate for United States dollar deposits for one
     -----
month which appear on the Telerate Screen LIBOR Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii)
     ------------------
a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Lien:  Any mortgage, deed of trust, pledge, conveyance, hypothecation,
     ----
assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided,
                                                                     --------
however, that any assignment pursuant to Section 7.02 hereof shall not be deemed
-------
to constitute a Lien.

     Lifetime Rate Cap:  With respect to each HELOC with respect to which the
     -----------------
related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such HELOC under the terms of the related Credit Line Agreement, as set forth on Exhibit C hereto.

     Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage Loan
     ------------------------
in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO have been recovered.

     Liquidation Expenses:  Out-of-pocket expenses (exclusive of overhead) which
     --------------------
are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

     Liquidation Loss Amount:  With respect to any Distribution Date and any
     -----------------------
Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered Asset Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Asset Balance.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds) received in
     --------------------
connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Agreement:  With respect to any HELOC, the related Credit Line
     --------------
Agreement.  With respect to any Closed-End Loan, the related Mortgage Note.

     Loan Rate:  With respect to any HELOC and as of any day, the per annum rate
     ---------
of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Asset Balance of such Mortgage Loan. With respect to any Closed-End Loan and as of any day, the fixed per annum rate of interest payable under the related Mortgage Note.

     Loan Rate Cap:  With respect to each HELOC, the lesser of (i) the Lifetime
     -------------
Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

     Managed Amortization Period:  The period from the termination of the
     ---------------------------
Funding Period to the Rapid Amortization Commencement Date.

     Maximum Principal Payment:  With respect to any Distribution Date, the
     -------------------------
Investor Fixed Allocation Percentage of the Principal Collections for such Distribution Date.

     Maximum Rate:  As to any Interest Period, the Weighted Average Net Loan
     ------------
Rate for the Collection Period during which such Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     Minimum Monthly Payment:  With respect to any Mortgage Loan and any month,
     -----------------------
the minimum amount required to be paid by the related Mortgagor in that month.

     Minimum Transferor Interest:  With respect to any date, an amount equal to
     ---------------------------
the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Principal Balance as of the Closing Date.

     Moody's:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     Mortgage:  The mortgage, deed of trust or other instrument creating a first
     --------
or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File:  The mortgage documents listed in Section 2.01 pertaining to
     -------------
a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule:  With respect to any date, the schedule of Mortgage
     ----------------------
Loans included in the Trust on such date. The schedule of Initial Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each such Mortgage Loan, to the extent applicable, (i) the Cut-Off Date Asset Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the Lifetime Rate Cap, (v) the account number, (vi) the current Loan Rate, (vii) the Combined Loan-to-Value Ratio, (viii) a code specifying the property type, (ix) a code specifying documentation type and (x) a code specifying lien position. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances, Eligible Substitute Mortgage Loans and Subsequent Mortgage Loans.

     Mortgage Loans:  The mortgage loans, including any Additional Balances with
     --------------
respect thereto, that are transferred and assigned to the Trustee pursuant to
Section 2.01 and Section 2.10, together with the Related Documents, exclusive of Mortgage Loans that are retransferred to the Depositor, the Servicer or the Transferor from time to time pursuant to Section 2.02, 2.04 or 2.06 as from time to time are held as a part of the Trust. The mortgage loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans shall also include any Eligible Substitute Mortgage Loan substituted by the Transferor for a Defective Mortgage Loan pursuant to Sections
2.02 and 2.04.

     Mortgage Note:  With respect to a HELOC, the Credit Line Agreement pursuant
     -------------
to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage. With respect to a Closed-End Loan, the note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

     Mortgaged Property:  The underlying property, including any real property
     ------------------
and improvements thereon, securing a Mortgage Loan.

     Mortgagor:  The obligor or obligors under a Loan Agreement.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan,
     ------------------------
Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  With respect to any Mortgage Loan and as to any day, the
     -------------
Loan Rate less the Servicing Fee Rate, the Class S Certificate Rate, the Premium Fee Rate and the Trustee Fee Rate.

     Officer's Certificate:  A certificate signed by the President, an Executive
     ---------------------
Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor, the Servicer or the Transferor, as the case may be, and delivered to the Trustee.

     Opinion of Counsel:  A written opinion of counsel acceptable to the
     ------------------
Trustee, who may be in-house counsel for the Depositor, the Servicer or the Transferor (except that any opinion pursuant to Sections 7.04 and 2.10 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Credit Enhancer and the Rating Agency, is reasonably acceptable to it.

     Original Class A Certificate Principal Balance:  $125,595,644.60.
     ----------------------------------------------

     Original Invested Amount:  $125,595,644.60.
     ------------------------

     Overcollateralization Amount:  At the time of reference thereto, the
     ----------------------------
amount, if any, by which the Invested Amount exceeds the Class A Certificate Principal Balance.

     Overcollateralization Loan:  Any Subsequent Mortgage Loan designated by the
     --------------------------
Transferor to overcollateralization.

     Paying Agent:  Any paying agent appointed pursuant to Section 6.06.
     ------------

     Percentage Interest:  As to any Investor Certificate, the percentage
     -------------------
obtained by dividing the principal denomination (or notional amount) of such Investor Certificate by the aggregate of the principal denominations (or notional amounts) of all Investor Certificates of the same class.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy:  The financial guaranty insurance policy number SB10946, dated as
     ------
of the Closing Date, issued by the Credit Enhancer to the Trustee for the benefit of the Investor Certificateholders.

     Pool Balance:  With respect to any date, the aggregate of the Asset
     ------------
Balances of all Mortgage Loans as of such date.

     Pool Factor:  With respect to any Distribution Date, the percentage,
     -----------
carried to seven places, obtained by dividing the Class A Certificate Principal Balance for such Distribution Date by the Original Class A Certificate Principal Balance.

     Preference Claim:  As defined in Section 4.02.
     ----------------

     Premium Fee Rate:  As described in the Insurance Agreement.
     ----------------

     Principal Collections:  As to any Distribution Date, the sum of all
     ---------------------
payments by or on behalf of Mortgagors and any other amounts constituting principal (including, but not limited to, any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, and Transfer Deposit Amounts, but excluding Foreclosure Profits) collected by the Servicer under the Mortgage Loans during the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

     Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of the
     ------------------
Cut-off Date, between Headlands, as seller, and Headlands Mortgage L.L.C., as purchaser, with respect to the Mortgage Loans.

     Rapid Amortization Commencement Date:  The earlier of (i) the Distribution
     ------------------------------------
Date in January 2003 and (ii) the Distri-bution Date next succeeding the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

     Rapid Amortization Event:  As defined in Section 11.01.
     ------------------------

     Rapid Amortization Period:  The period commencing on the Rapid Amortization
     -------------------------
Commencement Date and continuing until the termination of the Trust pursuant to
Section 10.01.

     Rating Agency:  Any statistical credit rating agency, or its successor,
     -------------
that rated the Investor Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and the Credit Enhancer, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

     Record Date:  The last day preceding the related Distribution Date;
     -----------
provided, however, that following the date on which Definitive Certificates are
--------  -------
available pursuant to Section 6.02(c) the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

     Reference Bank Rate:  As to any Interest Period as follows:  the arithmetic
     -------------------
mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class A Certificate Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer
--------
than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Transferor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Class A Certificate Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Interest Period.

     Reference Banks:  Three major banks that are engaged in the London
     ---------------
interbank market, selected by the Transferor after consultation with the Trustee.

     Related Documents:  As defined in Section 2.01.
     -----------------

     REO:  A Mortgaged Property that is acquired by the Trust in foreclosure or
     ---
by deed in lieu of foreclosure.

     Required Overcollateralization Amount:  $1,922,382.32, minus the aggregate
     -------------------------------------
Principal Balance of all Overcollateralization Loans.

     Responsible Officer:  When used with respect to the Trustee, any officer of
     -------------------
the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Retransfer Date:  As defined in Section 2.06.
     ---------------

     Retransfer Notice Date:  As defined in Section 2.06.
     ----------------------

     SAIF:  The Savings Association Insurance Fund, as from time to time
     ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Principal Collections Distribution Amount:  With respect to any
     ---------------------------------------------------
Distribution Date during the Funding Period or the Managed Amortization Period and the Class A Certificates, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date in respect of the Rapid Amortization Period, the Maximum Principal Payment.

     Seller:  Headlands Mortgage Company, a closely-held California S-
     ------
corporation and any successor thereto.

     Servicer:  Headlands Mortgage Company, a closely-held California S-
     --------
corporation, any successor thereto and, after its termination as Servicer, any successor hereunder.

     Servicing Certificate:  A certificate completed and executed by a Servicing
     ---------------------
Officer in accordance with Section 4.01.

     Servicing Fee:  With respect to any Distribution Date, the product of (i)
     -------------
the Servicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans on the first day of the Collection Period preceding such Distribution Date (or at the Cut-Off Date with respect to the first Distribution
Date).

     Servicing Fee Rate:  0.50% per annum.
     ------------------

     Servicing Officer:  Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Credit Enhancer) by the Servicer on the Closing Date, as such list may be amended from time to time.

     Spread Account:  The account created pursuant to Section 4.03 and
     --------------
maintained pursuant to the Insurance Agreement.

     Spread Account Maximum:  As defined in the Insurance Agreement.
     ----------------------

     Standard & Poor's:  Standard & Poor's Ratings Services, a division of The
     -----------------
McGraw-Hill Companies, Inc., or its successor in interest.

     Subsequent Mortgage Loan:  Each Mortgage Loan acquired pursuant to Section
     ------------------------
2.10 with funds on deposit in the Funding Account during the Funding Period on the related Subsequent Transfer Date.

     Subsequent Transfer Date:  With respect to Subsequent Mortgage Loans, any
     ------------------------
Distribution Date during the Funding Period on which Subsequent Mortgage Loans are transferred to the Trust.

     Teaser Mortgage Loans:  Those HELOCs with a Loan Rate that has not become
     ---------------------
fully indexed.

     Telerate Screen LIBOR Page 3750:  The display designated as page 3750 on
     -------------------------------
the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London inter-bank offered rates of major banks).

     Transfer Date:  With respect to each Subsequent Mortgage Loan, the
     -------------
Subsequent Transfer Date, and with respect to each Eligible Substitute Mortgage Loan, the date on which such Eligible Substitute Mortgage Loan shall have been transferred to the Trust.

     Transfer Deficiency:  As defined in Section 2.02.
     -------------------

     Transfer Deposit Amount:  As defined in Section 2.02.
     -----------------------

     Transferor or Transferor Certificateholders:  The Holders of the Transferor
     -------------------------------------------
Certificates which shall initially be Headlands Mortgage L.L.C.

     Transferor Available Funds:  As to any Distribution Date, Transferor
     --------------------------
Collections up to but not exceeding the Transferor Subordinated Amount immediately prior to such Distribution Date.

     Transferor Certificates:  The certificates executed and authenticated by
     -----------------------
the Trustee substantially in the form set forth in Exhibit B hereto.

     Transferor Collections:  As to any period, the sum of Transferor Interest
     ----------------------
Collections and Transferor Principal Collections for such period.

     Transferor Interest Collections:  Interest Collections that are not
     -------------------------------
Investor Interest Collections.

     Transferor Principal Balance:  As of any date of determination, the amount
     ----------------------------
equal to (i) the Pool Balance at the end of the day next preceding such date of determination plus (ii) funds on deposit in the Funding Account, minus (iii) the Class A Certificate Principal Balance.

     Transferor Principal Collections:  On any Distribution Date, Principal
     --------------------------------
Collections received during the related Collection Period minus the amount of such Principal Collections required to be distributed to Class A
Certificateholders pursuant to Section 5.01(b) or required to be deposited to the Funding Account pursuant to Section 5.05.

     Transferor Subordinated Amount:  At the time of reference thereto,
     ------------------------------
$2,563,176.42 plus the aggregate Principal Balances of any Overcollateralization Loans less the sum of (i) the aggregate amount of Transferor Collections previously applied pursuant to Section 5.01(c) and (ii) the aggregate amount of Investor Loss Amounts that have previously been reallocated to the Transferor Principal Balance pursuant to the second sentence of Section 5.01(c); provided
                                                                      --------
that the Transferor Subordinated Amount shall not be less than zero.

     Trust:  The trust created by this Agreement, the corpus of which consists
     -----
of the Mortgage Loans, such other assets as shall from time to time be identified as deposited in the Collection Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, the Policy, an assignment of the Transferor's rights under the Purchase Agreement, such assets as may be deposited from time to time in the Funding Account, rights to certain amounts in the

Spread Account and the Deferred Interest Account and all proceeds of each of the foregoing (exclusive of payments of accrued interest on the Mortgage Loans which are due on or prior to the Cut-Off Date).

     Trustee:  The First National Bank of Chicago or any successor Trustee
     -------
appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     Trustee Fee:  A fee which is separately agreed to between the Servicer and
     -----------
the Trustee.

     Trustee Fee Rate:  The per annum rate at which the Trustee Fee is
     ----------------
calculated.

     UCC:  The Uniform Commercial Code, as amended from time to time, as in
     ---
effect in any specified jurisdiction.

     Unpaid Class A Certificate Carry Forward Interest Amount:  With respect to
     --------------------------------------------------------
any Distribution Date, the aggregate amount, if any, of any Class A Certificate Carry Forward Interest that was accrued in respect of prior Distribution Dates and which has not been distributed to Class A Certificateholders.

     Unpaid Class A Certificate Interest Shortfall:  With respect to any
     ---------------------------------------------
Distribution Date, the aggregate amount, if any, of Class A Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Class A Certificateholders.

     Unpaid Class S Certificate Interest Shortfall:  With respect to any
     ---------------------------------------------
Distribution Date, the aggregate amount, if any, of Class S Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Class S Certificateholders.

     Valuation:  With respect to any Mortgaged Property and time referred to
     ---------
herein, the Appraised Value of the Mortgaged Property.

     Voting Rights:  The portion of the aggregate voting rights of all the
     -------------
Certificates evidenced by a Class of Certificates. At all times during the term of this Agreement, 98% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates and the Holders of the Class S Certificates shall be entitled to 2% of all of the Voting Rights. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Net Loan Rate:  As to any Collection Period, the average
     ------------------------------
of the daily Net Loan Rate for each Mortgage

Loan for each day during the related Billing Cycle, weighted on the basis of the daily average of the related Asset Balances outstanding for each day in such Billing Cycle for each Mortgage Loan as determined by the Servicer in accordance with the Servicer's normal servicing procedures.

     Section 1.02.  Interest Calculations.  All calculations of interest
                    ---------------------
hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 360-day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates;
                                 Tax Treatment


     Section 2.01.  Conveyance of Mortgage Loans; Retention of Obligation to
                    --------------------------------------------------------
Fund Advances Under Credit Line Agreements.  The Transferor hereby sells,
------------------------------------------
transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse (subject to Section 2.02 and 2.04), all of its right, title and interest in and to (i) each Initial Mortgage Loan, including its Asset Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off
Date) (except with respect to interest on the Initial Mortgage Loans prior to the Closing Date an amount equal to fifteen days interest on the Original Pool Balance at the weighted average gross Loan Rate); (ii) property that secured an Initial Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Transferor's rights under the Purchase Agreement (including all representations and warranties of the Seller contained therein);
(iv) the Transferor's rights under the hazard insurance policies and (v) any proceeds of the above. The Transferor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

     The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust, without recourse (subject to Sections 2.02 and 2.04), all of its right, title and interest in and to (i) each Initial Mortgage Loan, including its Asset Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-off Date); (ii) property that secured an Initial Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) all rights under the Purchase Agreement assigned by the Transferor to the Depositor (including all representations and warranties of the Seller contained therein); (iv) the Depositor's rights under the hazard insurance policies; (v) the Spread Account;
(vi) the Policy; (vii) the Funding Account; (viii) the rights to certain funds in the Deferred Interest Account and (ix) any proceeds of the above and all other assets included or to be included in the Trust for the benefit of Certificateholders; provided, however, neither the Trustee nor the Trust assumes
                    --------  -------
the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. With respect to the HELOCs, Additional Balances shall be part of the related Asset Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust property. On or prior to the Closing Date, the Depositor shall cause the Credit Enhancer to deliver the Policy to the Trustee for the benefit of the Investor Certificateholders. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

     Each of the Seller, Transferor and the Depositor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California and Connecticut, respectively, (which shall have been filed on or as of the Closing Date) describing the Cut-Off Date Asset Balances and Additional Balances and naming (i) the Seller as debtor and the Transferor as secured party, (ii) the Transferor as debtor and the Depositor as secured party and (iii) the Depositor as debtor and the Trustee as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller, Transferor or the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, the Transferor or the Depositor (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Certificateholders' and Credit Enhancer's interests in each Cut-Off Date Asset Balance and Additional Balances and the proceeds thereof (other than maintaining possession by the Trustee of the Mortgage Loans and the Mortgage Files).

     In connection with such transfer and assignment, the Servicer shall deliver to the Trustee the following documents or instruments (each a "Related Document" and together for each Mortgage Loan, the "Mortgage File") with respect to each Initial Mortgage Loan on the Closing Date and will deliver with respect to each Subsequent Mortgage Loan on the related Subsequent Transfer Date:

                    (i) the original Mortgage Note endorsed in blank;

               (ii) an original Assignment of Mortgage in blank in recordable form;

               (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Transferor, at the direction of the Depositor, shall deliver or cause to be delivered to the Custodian, as agent for the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Depositor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

               (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Trustee or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Transferor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

               (v) either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

               (vi) the original of any guaranty executed in connection with the Mortgage Note;

               (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

               (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage;

provided, however, that as to any Mortgage Loan, if (a) as evidenced by an
--------  -------
Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Credit Enhancer, (x) an optical image or other representation of the related documents specified in clauses (i) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, and (b) the retention of such documents in such format will not result in a reduction in the then current rating of the Investor Certificates, without regard to the Policy, such optical image or other representation may be held by the Servicer, as custodian for the Trustee or assignee in lieu of the physical documents specified above.

     The Transferor hereby confirms to the Trustee that it has caused the portions of the Electronic Ledgers relating to the Initial Mortgage Loans as of the Closing Date, and that it will cause such Electronic Ledgers with respect to each Subsequent Mortgage Loan as of the related Subsequent Transfer Date, to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof. The Servicer hereby confirms to the Trustee that it will clearly and unambiguously make appropriate entries in its general accounting records indicating that each Subsequent Mortgage Loan constitutes part of the Trust and is serviced by it on behalf of the Trust in accordance with the terms hereof as of the related Subsequent Transfer Date.

     Notwithstanding the characterization of the Class A Certificates and the Class S Certificates as debt for Federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Transferor's and Depositor's right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Transferor hereby grants to the Depositor and the Depositor grants to the Trust, a security interest in all of such party's right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

     Within 90 days following delivery of the Mortgage Files to the Trustee pursuant to this Section, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage

Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Transferor, the Depositor and the Credit Enhancer, and the Transferor shall have a period of 90 days after such notice within which to correct or cure any such defect.

     The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

     The Transferor shall take all necessary steps to prepare and submit for recordation an Assignment or Mortgage in the name of the Trustee for each Initial Mortgage Loan within 30 days after the Closing Date and for each Subsequent Mortgage Loan, within 30 days after the Subsequent Transfer Date.

     Section 2.02.  Acceptance by Trustee; Retransfer of Mortgage Loans.  (a)
                    ---------------------------------------------------
The Trustee hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Trustee holds and will hold such instrument, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Credit Enhancer. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the Transferor and the Depositor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Credit Enhancer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day upon the deposit to the Collection Account of the Transfer Deposit Amount or substitution of an Eligible Substitute Mortgage Loan, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retrans-
ferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Transferor on such Business Day and the Asset Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that
                                                       --------  -------
interest accrued on the Asset Balance of such Mortgage Loan to the end of the related Collection Period shall be the property of the Trust. The Trustee shall determine if the reduction of such Asset Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest ("Transfer Deficiency"), in which event the Trustee shall deliver written notice of such deficiency to the Transferor, and within five Business Days after the Business Day of such retransfer the Transferor shall either (i) substitute an Eligible Substitute Mortgage Loan or (ii) deposit into the Collection Account an amount (the "Transfer Deposit Amount") in immediately available funds equal to the Transfer Deficiency including all unpaid and accrued interest in the amount by which the Principal Balance of the Defective Mortgage Loan exceeds the Principal Balance of the Eligible Substitute Mortgage Loan or a combination of both (i) and (ii) above. Such reduction or substitution and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Transferor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Transferor to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Transfer Deposit Amount into the Collection Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee and the Credit Enhancer against the Transferor.

     The Servicer, promptly following the transfer of a Defective Mortgage Loan from or to the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Transferor, promptly following such transfer, shall appropriately mark its Electronic

Ledger and make appropriate entries in its general account records to reflect such transfer.

     Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Transferor pursuant to this Section that would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest shall not occur if either the Transferor fails to convey an Eligible Substitute Mortgage Loan or to deposit into the Collection Account any related Transfer Deposit Amount required by this Section with respect to the transfer of such Defective Mortgage Loan.

     (b) As to any Eligible Substitute Mortgage Loan or Loans, the Transferor shall deliver to the Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Trustee in accordance with Section 2.01. For any Collection Period during which the Transferor substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Transfer Deposit Amount which amount shall be deposited by the Transferor in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Transferor in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Trustee, the Certificateholders and the Credit Enhancer.

     Section 2.03.  Representations and Warranties Regarding the Servicer and
                    ---------------------------------------------------------
the Transferor.  (a)  The Servicer represents and warrants to the Trustee and
--------------
the Credit Enhancer that as of the Closing Date and as of the Subsequent Transfer Date:

               (i) The Servicer is a closely-held California S-corporation, validly existing and in good standing under the laws of the State of California, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

               (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

               (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

               (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

               (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates.

The representations and warranties set forth in this Section 2.03(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

     (b) The Transferor represents and warrants to the Trustee and the Credit Enhancer that as of the Closing Date and as of each Subsequent Transfer Date:

          (i) The Transferor is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has the statutory power to own its assets and to transact the business in which it is currently engaged. The Transferor is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Transferor;

         (ii) The Transferor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

        (iii) The Transferor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

         (iv) The execution, delivery and performance of this Agreement by the Transferor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Transferor or any provision of the Certificate of Formation or Limited Liability Company Agreement of the Transferor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Transferor is a party or by which the Transferor may be bound; and

          (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Transferor threatened, against the Transferor or any of its properties or with respect to this Agreement or the Certificates.

The representations and warranties set forth in this Section 2.03(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Transferor shall cure such breach in all material respects.

     Section 2.04.  Representations and Warranties of the Transferor Regarding
                    ----------------------------------------------------------
the Mortgage Loans; Retransfer of Certain Mortgage Loans.  (a)  The Transferor
--------------------------------------------------------
hereby represents and warrants to the Trustee, the Depositor and the Credit Enhancer that as of the Closing Date with respect to the Mortgage Loans and as of the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan,

          (i) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan and, with respect to any HELOC, as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

          (ii) The applicable Cut-Off Date Asset Balance has not been assigned or pledged, and the Transferor is the sole owner and holder of such Cut-Off Date Asset Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to this Agreement;

          (iii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Transferor is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell and assign the same pursuant to this Agreement;

          (iv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (v) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;

          (vi) To the best knowledge of the Transferor, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

          (vii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there is no proceeding pending or, to the best knowledge of the Transferor, threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage;

          (viii) To the best knowledge of the Transferor, as of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xii);

          (ix) No Minimum Monthly Payment is more than 60 days delinquent (measured on a contractual basis); and with respect to the Initial Mortgage Loans only 4 were 30-59 days delinquent (measured on a contractual basis) and none were more than 59 days delinquent (measured on a contractual basis);

          (x) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

          (xi) The related Mortgage Note and the related Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

          (xii)  UCC-1 Financing Statements.  On the Closing Date with respect
                 --------------------------
     to the Initial Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the Transferor has filed UCC-1 financing statements with respect to such Mortgage Loans.

          (xiii) Either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan and each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued;

          (xiv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible

     Substitute Mortgage Loan, none of the Mortgaged Properties is a mobile home or a manufactured housing unit;

          (xv) As of the Cut-Off Date for the Initial Mortgage Loans no more than 0.86% of such Mortgage Loans (by Initial Cut-Off Date Pool Balance), are secured by Mortgaged Properties located in one United States postal zip code;

          (xvi) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100%;

          (xvii) No selection procedure reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

          (xviii) The Transferor has not transferred the Mortgage Loans to the Transferor with any intent to hinder, delay or defraud any of its creditors;

          (xix) The Minimum Monthly Payment with respect to any HELOC is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

          (xx) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, each Loan Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

          (xxi) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the Transferor has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

          (xxii) The definition of "prime rate" in each Credit Line Agreement relating to a HELOC does not differ materially from the definition in the form of Credit Line Agreement in Exhibit F;

          (xxiii) The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-Off Date is approximately 238.12 months. On each date that the Loan Rates relating to HELOCs have been adjusted, interest rate adjustments on the HELOCs were made in compliance with the related Mortgages and Mortgage Notes and applicable law. Over the term of each HELOC, the Loan Rate may not exceed the related Loan Rate Cap, if any. With respect to the Initial HELOCs, the Loan Rate Caps is 18%. With respect to the Initial HELOCs, the margins range between 0% and 6.00% and the weighted average margin is approximately 2.69% as of the related Cut-Off Date. The Loan Rates on the Initial Mortgage Loans range between 5.85% and 14.25% and the weighted average Loan Rate is approximately 8.98%;

          (xxiv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

          (xxv) No more than 16.77% (by Initial Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and approximately 83.23% (by Initial Cut-Off Date Pool Balance) of the Initial Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

          (xxvi) The Credit Limits on the Initial HELOCs range between $10,000 and $250,000 with an average of $45,388.50. As of the applicable Cut-Off Date, no Initial Mortgage Loan had a principal balance in excess of approximately $238,527.12 and the average principal balance of the Initial Mortgage Loans is equal to approximately $34,516.25 and the average Credit Limit Utilization Rate (weighted by credit line) of the Initial HELOCs is 75.19%;

          (xxvii)  100% of the Initial Mortgage Loans are second liens;

          (xxviii) Each Closed-End Loan is payable in equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan on the maturity thereof and bears a fixed interest rate for the term of such Closed-End Loan; and

          (xxix) Either (A) this Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Transferor in and to the Cut-Off Date Asset Balances with respect to the applicable Mortgage

     Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the Cut-Off Date), and all proceeds of such Cut-Off Date Asset Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances or (B) this Agreement constitutes a grant of a security interest (as defined in the UCC as in effect in New York) in such property to the Trustee on behalf of the Trust. If this Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of Section 3.02(b).

          (xxx) Each Obligor as of the Closing Date or the Transfer Date with respect to Subsequent Mortgage Loans is not insolvent or bankrupt.

     With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Transferor's knowledge or as to which the Transferor has no knowledge, if it is discovered by the Transferor, the Depositor, the Servicer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Transferor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 7.04 or 8.02. Upon discovery by the Transferor, the Depositor, the Servicer, the Credit Enhancer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Transferor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Investor Certificateholders or the Credit Enhancer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of such breach, the Transferor shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee and the Credit Enhancer as evidenced by their written consents), either (a) accept a transfer of such Mortgage Loan from the Trust or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in
Section 2.02; provided, however, that the cure for any breach of a
              --------  -------
representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loan, as the case may be, the Transferor shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the transfer of Mortgage Loans under that Section.

     It is understood and agreed that the obligation of the Transferor to accept a retransfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Transferor respecting such breach available to Investor Certificateholders, the Trustee on behalf of Investor Certificateholders and the Credit Enhancer; provided, however, that the
                                            --------  -------
Transferor shall defend and indemnify the Trustee, the Credit Enhancer and the Investor Certificateholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Transferor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.04(a)(iv), the sale and assignment of the affected Mortgage Loans to the Trust shall be deemed void and the Transferor shall pay to the Trust the sum of (i) the amount of the related Asset Balances, plus unpaid accrued interest on each such Asset Balance at the applicable Loan Rate to the date of payment and (ii) the amount of any loss suffered by Certificateholders or the Credit Enhancer with respect to the affected Mortgage Loans.

     Section 2.05.  Covenants of the Depositor and the Transferor.  Each of the
                    ---------------------------------------------
Depositor and the Transferor hereby covenants that:

     (a)  Security Interests.  Except for the transfer hereunder and the pledge
          ------------------
of the Transferor Certificate in connection with the Transferor's Yield Maintenance Certificates, Series 1996-1, neither the Depositor nor the Transferor will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein; each of the Depositor and the Transferor will notify the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and each of the Depositor and the Transferor will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor or the Transferor, respectively; provided, however, that nothing in
                                           --------  -------
this Section 2.05(a) shall prevent or be deemed to prohibit the Depositor or the Transferor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor or the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b) UCC-1 Financing Statements.  On the Closing Date with respect to the
         --------------------------
Initial Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Subsequent Mortgage Loan and any Eligible Substitute Mortgage Loan, the Transferor will file UCC-1 financing statements with respect to such Mortgage Loans.

     (c) Negative Pledge.  The Transferor hereby agrees not to transfer, assign,
         ---------------
exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Transferor Certificates except in accordance with Sections
6.05 and 7.02 hereof and in accordance with the Insurance Agreement and the pledge of the Transferor Certificate in connection with the Transferor's Yield Maintenance Certificates, Series 1996-1.

     (d) Downgrading.  Neither the Depositor nor the Transferor will engage in
         -----------
any activity which would result in a downgrading or withdrawal of the ratings on the Investor Certificates.

     (e) Amendment to Certificate of Incorporation.  Neither the Depositor nor
         -----------------------------------------
the Transferor will amend its Certificate of Incorporation or Certificate of Formation, as the case may be, without prior written notice to the Trustee and the Rating Agencies and the prior written consent of the Credit Enhancer which consent shall not be unreasonably withheld.

     (f) Principal Place of Business.  The Depositor's principal place of
         ---------------------------
business is in Connecticut and the Transferor's principal place of business is California, and neither such party will change its principal place of business without prior written notice to the Rating Agencies and to the Credit Enhancer.

     Section 2.06.  Retransfers of Mortgage Loans at Election of Transferor.
                    -------------------------------------------------------
Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Transferor as of the close of business on a Distribution Date (each, a "Retransfer Date"). On the fifth Business Day (the "Retransfer Notice Date") prior to the Retransfer Date designated in such notice, the Transferor shall give the Trustee and the Servicer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

               (i) The Rapid Amortization Period shall not have commenced;

               (ii) On the Retransfer Notice Date the Transferor Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Transferor Interest;

               (iii) The transfer of any Mortgage Loans on any Retransfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

               (iv) On or before the Retransfer Date, the Transferor shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Retransfer Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgages Loans retransferred to the Transferor are no longer owned by the Trust;

               (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Investor Certif-icateholders or the Credit Enhancer were utilized in selecting the Mortgage Loans to be removed from the Trust;

               (vi) In connection with each such retransfer of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Retransfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the Retransfer Date, shall have notified the Trustee or the Credit Enhancer in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without regard to the Policy; and

               (vii) The Transferor shall have delivered to the Trustee and the Credit Enhancer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon removal of such Mortgage Loans, the Transferor shall deposit an amount equal to any excess of the Minimum Transferor Interest over the remaining Principal Balance of each Mortgage Loan transferred from the Trust to the Transferor.

Upon receiving the requisite information from the Transferor, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Retransfer Date the Trustee shall deliver, or cause to be delivered, to the Transferor the Mortgage File for each Mortgage Loan being so transferred, and the Trustee shall execute and deliver to the Transferor such other documents prepared by the Transferor as shall be reasonably necessary to transfer such Mortgage Loans to the Transferor. Any such retransfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the Transferor.

     Section 2.07.  Execution and Authentication of Certificates.  The Trustee,
                    --------------------------------------------
on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the Trust, Investor Certificates in authorized denominations and the Transferor Certificates, together evidencing the ownership of the entire Trust.

     Section 2.08.  Tax Treatment.  It is the intention of the Depositor, the
                    -------------
Transferor and the Certificateholders that the Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Depositor, the Trustee and each Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Transferor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in an Certificate through it to comply with this Agreement as to treatment of the Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder consistent with this Agreement except as may be required by
Section 3.15.

     Section 2.09.  Representations and Warranties of the Depositor.  The
                    -----------------------------------------------
Depositor represents and warrants to the Trustee on behalf of the Certificateholders and the Credit Enhancer as follows:

               (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as such title was conveyed to it by the Transferor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

               (iv) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

     Section 2.10.  Conveyance of the Subsequent Mortgage Loans.   (a)  Subject
                    -------------------------------------------
to the satisfaction of the conditions set forth in Section 2.01 and paragraph
(b) below, in consideration of the Trustee's delivery on a Subsequent Transfer Date to or upon the order of the Transferor of all or a portion of the amount in respect of Principal Collections in the Funding Account the Transferor shall, to the extent of the availability thereof, on the related Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to the Asset Balances of the Subsequent Mortgage Loans and all Interest Collections and Principal Collections in respect thereof received after the Cut-Off Date for the Subsequent Mortgage Loans (excluding payments in respect of accrued interest due prior to the related Transfer Date) or, with respect to any Additional Balances with respect thereto, on or after the date of transfer to the Trust. Future advances made to a Mortgagor under a Loan Agreement relating to a Subsequent Mortgage Loan shall be part of the related Asset Balance and transferred to the Trust pursuant to this Section 2.10, and, therefore, part of the Trust property upon the sale thereof to the Transferor under the Purchase Agreement.

     On each Subsequent Transfer Date, the Trustee shall acknowledge that the Transferor has conveyed its right, title and interest in and to each Subsequent Mortgage Loan and to the corresponding Related Documents and certain other rights to the Trustee pursuant to this Agreement, and the Trustee shall hold such documents hereunder for the benefit of the Certificateholders.

     (b) The obligation of the Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

             (i) the Trustee shall have been provided with a letter from the Credit Enhancer consenting to such transfer of the Subsequent Mortgage Loans (which consent shall not be unreasonably withheld or delayed);

             (ii) the Trustee shall have been provided with a revised Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

             (iii) the Transferor shall have deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Subsequent Mortgage Loans received after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the related Transfer
     Date) for the Subsequent Mortgage Loans;

     (iv) the representations and warranties of the Transferor in Section 2.04 hereof, to the extent such representations and warranties do not pertain exclusively to the Initial Mortgage Loans, are true and correct with respect to the Subsequent Mortgage Loans as of the related Subsequent Transfer Date;

             (v) the Trustee shall have been provided with a letter from each Rating Agency (except from Moody's on a quarterly basis only) confirming that the transfer of the Subsequent Mortgage Loans shall not result in a reduction or withdrawal of its then-current rating of the Investor Certificates;

             (vi) the Servicer shall acknowledge in writing that it has delivered the related Mortgage Files to the Trustee and complied with all other requirements with respect to the assignment of the related Mortgages specified therein;

             (vii) the Servicer shall represent and warrant that no selection procedures reasonably believed by the Servicer to be adverse to the interests of the Investor Certificateholders or the Credit Enhancer were utilized in selecting the Subsequent Mortgage Loans; and

             (viii) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     (c) The obligation of the Trust to purchase any Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements: (i) the remaining term to maturity of each such Subsequent Mortgage Loan may not exceed 300 months; (ii) the weighted average margin of the Subsequent Mortgage Loans that are HELOCs (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans that are HELOCs previously transferred to the Trust is at least 2.00% and the weighted average interest rate of all Subsequent Mortgage Loans that are Closed-End Loans is at least 10%; (iii) the weighted average Combined Loan-to-Value Ratio of the Subsequent Mortgage Loans (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) plus any Subsequent Mortgage Loans previously transferred to the Trust is not more than 90.00%; (iv) no such Subsequent Mortgage Loan will have a Cut-Off Date Asset Balance in excess of $240,000; (v) at least 100% of such Subsequent Mortgage Loans plus any Subsequent Mortgage Loans previously transferred to the Trust (by aggregate Cut-Off Date Asset Balance with respect to such Subsequent Mortgage Loans) are not more than 30 days delinquent (on a contractual basis) in the payment of a Minimum Monthly Payment as of the Cut-Off Date for such Subsequent Mortgage Loans; and (vii) any Subsequent HELOC more than 30 days delinquent that is so purchased by the Trust shall not have had its Credit Limit terminated or suspended prior to the Subsequent Transfer Date with respect to such Mortgage Loan. On the last Distribution Date of the Funding Period, the Transferor shall have provided the Trustee, the Rating Agencies and the Credit Enhancer with an Opinion of Counsel to the effect that such transfer constitutes a sale of the Asset Balances of the Subsequent Mortgage Loans to the Transferor and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee; provided, however, that in the
                                                 --------  -------
event of a change of law during the Funding Period that materially affects the method of perfecting the security interest in the Subsequent Mortgage Loans, the Transferor shall either (i) provide the Trustee, the Rating Agencies and the Credit Enhancer with an Opinion of Counsel to the effect that such transfer constitutes a sale of the Asset Balances of the Subsequent Mortgage Loans to the Transferor and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Trustee, or (ii) take such action as is necessary to perfect the interests of the Trust in the Subsequent Mortgage Loans.

     (d) The Transferor shall inform the Trustee of the addition of any Overcollateralization Loans and the Trustee shall note the corresponding increase in the Transferor Subordinated Amount.

                                  ARTICLE III

                          Administration and Servicing
                               of Mortgage Loans


     Section 3.01.  The Servicer.  (a)  The Depositor hereby appoints the
                    ------------
Servicer to act in the capacity as Servicer. The Certificateholders and the Credit Enhancer agree to such appointment. The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the Certificateholders and the Credit Enhancer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

             (i) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

          (ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides
--------  -------
for negative amortization.

     The Servicer may also, without prior approval from the Rating Agencies or the Credit Enhancer, increase the Credit Limits on HELOCs provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date and
(ii) such increases are consistent with the Servicer's credit and collection policies. No material change or departure from the Servicer's credit and collection policies with respect to any Mortgage Loans as in effect as of the Closing Date shall be permitted without the prior written consent of the Credit Enhancer.

     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided that such changes (i) do not
                                      --------
materially and adversely affect the interests of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer.

     In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided that such changes (i) do
                                               --------
not materially and adversely affect the interest of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     Section 3.02.  Collection of Certain Mortgage Loan Payments.  (a)  The
                    --------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's
                --------
policies with respect to the home equity loans it owns or services; provided,
                                                                    --------
further, that notwithstanding such arrangement such Mortgage Loans will be
-------
included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to
Section 5.03.

     (b) The Trustee shall establish and maintain a trust account (the "Collection Account") titled "The First National Bank of Chicago as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 and Capital Markets Assurance Corporation." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on, and any collections in respect of, the Initial Mortgage Loans received after the applicable Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to such Cut-Off Date), and thereafter the Servicer, or the Transferor, as the case may be, shall deposit into the Collection Account within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

                    (i) all collections on and in respect of the Mortgage Loans;

                    (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;

                    (iii)  Net Liquidation Proceeds;

                    (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer);

                    (v) any amounts required to be deposited therein pursuant to
          Section 10.01;

                    (vi) any amounts transferred from the Deferred Interest Account pursuant to Section 5.06;

                    (vii) amounts transferred from the Funding Account pursuant to Sections 5.05(c)(i) and 5.05(c)(iii)(C);

                    (viii)  any Transferor Deposit Amounts; and

                    (ix) any amounts drawn under the Policy pursuant to Section 4.02;

provided, however, that with respect to each Collection Period, the Servicer
--------  -------
shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Transferor.

     The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Credit Enhancer. In addition, the Servicer shall notify the Trustee and the Credit Enhancer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Distribution Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

     All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

     Section 3.03.  Withdrawals from the Collection Account.  From time to time,
                    ---------------------------------------
withdrawals may be made from the Collection Account by the Servicer for the following purposes:

                    (i) If not received by the Servicer pursuant to Section 3.02(b), to the Servicer as payment for its Servicing Fee pursuant to
          Section 3.08;

                    (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

                    (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 5.01;

                    (iv) Prior to the Collection Period preceding the Rapid Amortization Commencement Date, to pay to the Transferor, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Transferor in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period minus the aggregate of Draws during the related Collection Period;

                    (v) To make deposits to the Funding Account pursuant to
          Section 5.05 hereof;

                    (vi) any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Collection Account;

                    (vii) Upon termination of the Trust, to make any payments required by Section 10.01.

     If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.

     Section 3.04.  Maintenance of Hazard Insurance; Property Protection
                    ----------------------------------------------------
Expenses.  The Servicer shall cause to be maintained for each Mortgage Loan
--------
hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.
If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

     Section 3.05.  Assumption and Modification Agreements.  In any case in
                    --------------------------------------
which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any assumption and modifi-cation agreement has been completed by delivering to the Trustee an Officer's Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the applicable Custodian, as agent for the Trustee, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

     Section 3.06.  Realization Upon Defaulted Mortgage Loans; Repurchase of
                    --------------------------------------------------------
Certain Mortgage Loans.  The Servicer shall foreclose upon or otherwise
----------------------
comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the Servicer has actual
                                   --------
knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to incur any Liquidation Expenses or to otherwise expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust.

     The Servicer, in its sole discretion, shall have the right but not the obligation to purchase for its own account from the Trust any Mortgage Loan which is 91 days or more delinquent at a price equal to the purchase price described below. The price for any Mortgage Loan purchased hereunder (which shall be calculated in the same manner set forth in Section 2.02) shall be deposited in the Collection Account and the Trustee, upon receipt of a certificate from the Servicer in the form of Exhibit E hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee, the Credit Enhancer or the Certificateholders with respect thereto.

     Section 3.07.  Trustee to Cooperate.  On or before each Distribution Date,
                    --------------------
the Servicer will notify the Trustee of the payment in full of the Asset Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Asset Balance of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release substantially in the form attached hereto as Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or such Custodian to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall promptly reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the place where it was being maintained.

     Section 3.08.  Servicing Compensation; Payment of Certain Expenses by
                    ------------------------------------------------------
Servicer.  The Servicer shall be entitled to receive the Servicing Fee pursuant
--------
to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds.

     Section 3.09.  Annual Statement as to Compliance.  (a)  The Servicer will
                    ---------------------------------
deliver to the Trustee, the Credit Enhancer and the Rating Agencies, on or before May 31 of each year, beginning May 31, 1998, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trustee, the Credit Enhancer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

     Section 3.10.  Annual Servicing Report.  On or before May 31 of each year,
                    -----------------------
beginning May 31, 1998, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Credit Enhancer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement) that such examination, was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Section 3.11.  Annual Opinion of Counsel.  On or before May 31 of each
                    -------------------------
year, beginning May 31, 1998, each of the Transferor and the Depositor, at its expense, shall deliver to the Trustee and the Credit Enhancer the applicable Opinion of Counsel specified in Exhibit D hereto.

     Section 3.12.  Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
the Mortgage Loans.  (a)  The Servicer shall provide to the Trustee, the Credit
------------------
Enhancer, any Investor Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

     (b) The Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any claim under the Policy.

     Section 3.13.  Maintenance of Certain Servicing Insurance Policies.  The
                    ---------------------------------------------------
Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond together shall comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

     Section 3.14.  Reports to the Securities and Exchange Commission.  The
                    -------------------------------------------------
Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Servicer, the Depositor and the Transferor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

     Section 3.15.  Tax Returns.  In accordance with Section 2.08 hereof, the
                    -----------
Servicer shall prepare and file any Federal, State or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust. The Transferor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Servicer shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the Transferor Certificateholders or the Certificate Owners arising under any tax law, including, without limitation, Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 3.16.  Information Required by the Internal Revenue Service
                    ----------------------------------------------------
Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.
----------------------------------------------------------------------------
The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1998, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

                                   ARTICLE IV

                             Servicing Certificate


     Section 4.01.  Servicing Certificate.  Not later than each Determination
                    ---------------------
Date, the Servicer shall deliver (a) to the Trustee, the Statement to Certificateholders required to be prepared pursuant to Section 5.03 and (b) to the Trustee, the Transferor, the Depositor, the Paying Agent, the Credit Enhancer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

               (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

               (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

               (iii) the Investor Floating Allocation Percentage and the Investor Fixed Allocation Percentage for such Collection Period;

               (iv) the Investor Interest Collections and Principal Collections allocated to the Investor Certificates for such Collection Period;

               (v) the Transferor Interest Collections and Transferor Principal Collections for such Collection Period;

               (vi) Class A Certificate Interest, the Class A Certificate Rate and the Class S Certificate Interest for the related Interest Period;

               (vii) the amount, if any, of such Class A Certificate Interest or Class S Certificate Interest that is not payable on account of insufficient Investor Interest Collections;

               (viii) the portion of the Unpaid Class A Certificate Interest Shortfall and the portion of the Unpaid Class S Certificate Interest Shortfall, if any, the amount of interest on such shortfall at the Certificate Rate applicable from time to time (separately stated) to be distributed on such Distribution Date;

               (ix) the Unpaid Class A Certificate Interest Shortfall and the Unpaid Class S Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

               (x) the Accelerated Principal Distribution Amount and the portion thereof that will be distributed pursuant to Section 5.01(a)(viii);

               (xi) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

               (xii) the amount of any Transfer Deposit Amount paid by the Transferor or the Depositor pursuant to Section 2.02 or 2.04;

               (xiii) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

               (xiv)    the Investor Loss Amount for such Collection Period;

               (xv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Class A Certificateholders pursuant to 5.01(a)(vi);

               (xvi) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

               (xvii) the Invested Amount as of the end of the preceding Collection Period;

               (xviii)    the Class A Certificate Principal Balance, the Class S
     Notional Amount and Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Investor Loss Amount;

               (xix) the Transferor Principal Balance after giving effect to the distribution on such Distribution Date;

               (xx) the aggregate amount of Additional Balances created during the previous Collection Period;

               (xxi) the number and aggregate Asset Balances of Mortgage Loans (x) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and (y) that have become REO, in each case as of the end of the preceding Collection Period;

               (xxii) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred;

               (xxiii)    whether an Event of Servicing Termination has occurred
     since the prior Determination Date, specifying each such Event of Servicing Termination if one has occurred;

               (xxiv) the amount to be distributed to the Credit Enhancer pursuant to Section 5.01(a)(vii) and Section 5.01(a)(ix)(ii), stated separately;

               (xxv) the amount to be distributed to the Spread Account pursuant to Section 5.01(a)(ix)(i);

               (xxvi) the Guaranteed Principal Distribution Amount for such Distribution Date;

               (xxvii)    the Credit Enhancement Draw Amount, if any, for such
     Distribution Date;

               (xxviii)    the amount to be distributed to the Transferor
     pursuant to Section 5.01(a)(xii);

               (xxix)    the amount to be paid to the Servicer pursuant to
     Section 5.01(a)(xi);

               (xxx) the Maximum Rate for the related Collection Period and the Weighted Average Net Loan Rate;

               (xxxi) the total amount of funds on deposit in the Spread Account, the amount to be transferred from the Spread Account to the Collection Account pursuant to Section 4.03(b) and the applicable Spread Account Maximum;

               (xxxii)    the Overcollateralization Amount after giving effect
     to the distribution to be made on such Distribution;

               (xxxiii)    the number and principal balances of any Mortgage
     Loans retransferred to the Transferor pursuant to Section 2.06;

               (xxxiv)    the amount of Principal Collections to be deposited in
     the Funding Account in respect of such Distribution Date pursuant to
     Section 5.05(b);

               (xxxv) the amount on deposit in the Funding Account as of such Distribution Date and transfers of funds required by Section 5.05(c);

               (xxxvi)    the aggregate of the Asset Balances of the Subsequent
     Mortgage Loans purchased on the related Subsequent Transfer Dates; and

               (xxxvii)    whether the Distribution Date following the next
     Determination Date is expected to be a Subsequent Transfer Date and a reasonable management estimate of the aggregate Asset Balances of such intended Subsequent Mortgage Loans.

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Trustee and the Credit Enhancer. The Servicer shall give notice of any such change to the Rating Agencies.

     Section 4.02.  Claims upon the Policy.  (a)  If, by the close of business
                    ----------------------
on the third Business Day prior to a Distribution Date, the sum of Investor Interest Collections, amounts available from the Deferred Interest Account and amounts on deposit in the Spread Account are insufficient after the allocation of Transferor Interest and Principal Collections in accordance with Section 5.01(c) to pay the Guaranteed Distribution on such Distribution Date, then the Trustee shall give notice to the Credit Enhancer by telephone or telecopy of the amount equal to the Credit Enhancement Draw Amount. Such notice of such sum shall be confirmed in writing to the Credit Enhancer at or before 2:00 p.m., New York City time, on the second Business Day prior to such Distribution Date. Following receipt by the Credit Enhancer of such notice in such form, the Credit Enhancer will pay to the Trustee for deposit into the Collection Account any amount payable under the Policy on the later to occur of (i) 11:00 a.m. New York City time, on the Business Day next succeeding receipt and (ii) 11:00 a.m., New York City time, on the Business Day immediately preceding the Distribution Date to which such deficiency relates.

     (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Investor Certificate from moneys received under the Policy. The Credit Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (c) The Trustee shall promptly notify the Credit Enhancer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Investor

Certificates. Each Investor Certificateholder by its purchase of such Certificates, the Servicer, the Transferor and the Depositor and the Trustee hereby agree that, the Credit Enhancer (so long as no Credit Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Credit Enhancer shall be subrogated to the rights of the Servicer, the Transferor, the Depositor, the Trustee, each Investor Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     Section 4.03.  Spread Account.  (a)  The Trustee shall establish and
                    --------------
maintain a separate trust account (the "Spread Account") titled "The First National Bank of Chicago, as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1, Class A and Class S and Capital Markets Assurance Corporation" The Spread Account shall be an Eligible Account. Amounts on deposit in the Spread Account will, at the direction of the Transferor, be invested in Eligible Investments as required pursuant to Section 2.05(a) of the Insurance Agreement maturing no later than the day before the next Distribution Date.

     All income and gain realized from any investment of funds in the Spread Account shall be considered part of the Spread Account. The Transferor will report for Federal, state and local income tax purposes the income, if any, represented by the Spread Account.

     (b) On each Determination Date the Trustee shall determine (i) the extent to which Investor Interest Collections and amounts available in the Deferred Interest Account pursuant to Section 5.06 are insufficient after the allocation of Transferor Interest and Principal Collections in accordance with Section 5.01(c) to make distributions as provided in clauses (i) and (ii) of Section 5.01(a) and (ii) the Guaranteed Principal Distribution Amount for the related Distribution Date. On each Distribution Date the Trustee shall withdraw from the Spread Account and deposit into the Collection Account the lesser of the amount on deposit in the Spread Account and an amount equal to the sum of the amounts, if any, determined in clauses (i) and (ii) of the preceding sentence as per the Servicing Certificate for such Distribution Date.

     (c)  Following the termination of the Trust pursuant to Section 10.01 or
11.02 hereof, the Trustee shall withdraw all amounts then on deposit in the Spread Account pursuant to Section

2.05 of the Insurance Agreement. If on any Distribution Date the amount on deposit in the Spread Account exceeds the Spread Account Maximum, the Trustee shall withdraw such excess and distribute it to the Transferor.

     Section 4.04.  Effect of Payments by the Credit Enhancer; Subrogation.
                    ------------------------------------------------------
Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Investor Certificates which is made with moneys received pursuant to the terms of the Policy shall not (for purposes of this subrogation provision only) be considered payment of such Investor Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Investor Certificates within the meaning of Section 5.01. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Investor Certificate agrees, that without the need for any further action on the part of the Credit Enhancer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Credit Enhancer makes payments, directly or indirectly, on account of principal of or interest on any Investor Certificates to the Holders of such Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                                   ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders


     Section 5.01.  Distributions.
                    -------------

     (a)  Distributions of Investor Interest Collections and Investment
          -------------------------------------------------------------
Proceeds. Subject to Section 11.02(b), on each Distribution Date, the Trustee or the Paying Agent, as the case may be, shall distribute out of the Collection Account to the extent of (x) Investor Interest Collections collected during the related Collection Period, including the amounts transferred from the Funding Account pursuant to Section 5.05(c)(i), (y) any amounts transferred from the Deferred Interest Account pursuant to Section 5.06 and (z) the amounts transferred from the Spread Account as determined pursuant to Section 4.03(b), the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

                    (i) the Class A Certificate Interest for such Distribution Date to the Class A Certificateholders and the Unpaid Class A Certificate Interest Shortfall, if any, for such Distribution Date to the Class A Certificateholders plus, to the extent legally permissible, interest thereon at the Class A Certificate Rate;

                    (ii) the Class S Certificate Interest for such Distribution Date to the Class S Certificateholders and the Unpaid Class S Certificate Interest Shortfall, if any, for such Distribution Date plus, to the extent legally permissible, interest thereon at the Class S Certificate Rate;

                    (iii) the Investor Loss Amount for such Collection Period to the Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance;

                    (iv) to Class A Certificateholders as principal in reduction of the Class A Certificate Principal Balance the aggregate amount of the Investor Loss Reduction Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to Class A Certificateholders pursuant to this clause (iv);

                    (v) the premium pursuant to the Insurance Agreement to the Credit Enhancer;

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

                    (vi) to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts together with interest thereon at the applicable rate set forth in the Insurance Agreement;

                    (vii) the Accelerated Principal Distribution Amount, if any, to the Class A Certificateholders;

                    (viii) to the Trustee to deposit to the Spread Account up to the Spread Account Maximum;

                    (ix) the Trustee Fee for such Distribution Date to the Trustee;

                    (x) any amount required to be paid to the Servicer pursuant to Section 7.03 which has not been previously paid to the Servicer;

                    (xi) to pay Deferred Interest in the Class A Certificates and interest thereon at the Class A Certificate Rate; and

                    (xii)  any remaining amount to the Transferor.

     (b) Distribution of Principal Collections.  On each Distribution Date
         -------------------------------------
during the Funding Period, the Scheduled Principal Collections Distribution Amount shall be deposited into the Funding Account and shall not be distributed to the Class A Certificateholders. On each Distribution Date following the termination of the Funding Period, the Trustee shall, subject to Section 11.02(b) distribute out of the Collection Account to the Class A Certificateholders the Scheduled Principal Collections Distribution Amount (together with amounts transferred to the Collection Account from the Spread Account pursuant to Section 4.03(b) relating to principal up to but not in excess of the Class A Certificate Principal Balance). In addition, on the first Distribution Date following the end of the Funding Period, the Trustee shall distribute out of the Funding Account the amount required to be so distributed pursuant to Section 5.05(c)(iii)(C). On the Distribution Date in January 2024, the Trustee shall distribute to Class A Certificateholders, Principal Collections up to the Class A Certificate Principal Balance.

     (c) Application of Transferor Subordinated Amount.  If, after applying
         ---------------------------------------------
Investor Interest Collections and funds available in the Deferred Interest Account pursuant to Section 5.06 as provided in Section 5.01(a) above, any amounts specified in clauses (i) through (iv) remain unpaid, the Trustee shall, based on information set forth in the Servicing Certificate for such Distribution Date, apply Transferor Available Funds to make such payments and the Transferor Subordinated Amount shall be reduced in accordance with clause
(i) of the definition thereof to the
extent of such application. If Transferor Available Funds applied in the order specified in Section 5.01(a) are insufficient to cover the aggregate Investor Loss Amount for such Distribution Date, then the remaining aggregate Investor Loss Amount (but only to the extent of the remaining Transferor Subordinated Amount) shall be reallocated to the Transferor Principal Balance (after giving effect to the Transferor's portion of the Investor Loss Amount) and shall not be allocated to the Class A Certificates and the Transferor Subordinated Amount shall be reduced, as described in clause (ii) of the definition thereof, by the amount so reallocated.

     (d) Distribution of the Credit Enhancement Draw Amount.  With respect to
         --------------------------------------------------
any Distribution Date, to the extent that Investor Interest Collections, amounts available in the Deferred Interest Account pursuant to Section 5.06 and amounts transferred from the Spread Account on the related Distribution Date in respect of the amount determined pursuant to Section 4.03(b)(i) after allocation of Transfer Interest and Principal Collections in accordance with Section 5.01(c) are insufficient to make distributions as provided in clauses (i) and (ii) of
Section 5.01(a) above, the Trustee will make such payments (the "Deficiency Amount") from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02. For any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal Distribution Amount to Certificateholders from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02.

     The aggregate amount of principal distributed to the Class A
Certificateholders under this Agreement shall not exceed the Original Class A Certificate Principal Balance.

     (e) Method of Distribution.  The Trustee shall make distributions in
         ----------------------
respect of a Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register, or upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

     (f) Distributions on Book-Entry Certificates.  Each distribution with
         ----------------------------------------
respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Credit Enhancer or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (g)  Distributions to Holders of Transferor Certificates.  On each
          ---------------------------------------------------
Distribution Date, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, distribute to the Transferor by wire transfer or by such other means of payment as the Trustee and the Transferor shall agree (i) the Transferor Interest Collections for the related Collection Period and (ii) the portion, if any, of Transferor Principal Collections for the related Collection Period in excess of Additional Balances created during such Collection Period to the extent such amounts are not required to be distributed to the Class A Certificateholders pursuant to Section 5.01(c); provided that collections allocable to the Transferor Certificates will
         --------
be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Principal Balance as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Class A Certificateholders as a reduction of the Class A Certificate Principal Balance.

     Section 5.02.  Calculation of the Class A Certificate Rate.  On the second
                    -------------------------------------------
LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Trustee shall determine the applicable Class A Certificate Rate for the related Distribution Date.

     Section 5.03.  Statements to Certificateholders.  Concurrently with each
                    --------------------------------
distribution to Investor Certificateholders, the Trustee shall forward to each Investor Certificateholder, the Servicer and each Rating Agency a statement prepared by the Servicer pursuant to Section 4.01 with respect to such distribution setting forth:

               (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

                    (ii) the Class A Certificate Distribution Amount;

               (iii) the amount of Class A Certificate Interest in such distribution, the related Class A Certificate Rate and the Class S Certificate Interest;

               (iv) the amount, if any, of any Unpaid Class A Certificate Interest Shortfall or any Unpaid Class S Certificate Interest Shortfall and any Deferred Interest in such distribution;

               (v) the amount, if any, of the remaining Unpaid Class A Certificate Interest Shortfall after giving effect to such distribution;

               (vi) the amount, if any, of principal in such distribution, separately stating the components thereof;

               (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts in such distribution;

               (viii) the amount, if any, of the aggregate of unreimbursed Investor Loss Reduction Amounts after giving effect to such distribution and the amount, if any, of Liquidation Loss Amounts with respect to the related Collection Period;

                    (ix) the Servicing Fee for such Distribution Date;

               (x) the Invested Amount, the Class A Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

               (xi) the Pool Balance as of the end of the preceding Collection Period;

                    (xii)    the Credit Enhancement Draw Amount, if any;

               (xiii) the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

               (xiv)    the book value (within the meaning of 12 C.F.R. (S)
     571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xv) the Class A Certificate Rate applicable to the distribution on the following Distribution Date;

               (xvi) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to (a) Section 2.02, (b) Section
     2.04 and (c) Section 2.06;

               (xvii) the amount of Transferor Available Funds, if any, included in such distribution;

               (xviii)    the amount of any losses allocated against the
     Transferor Subordinated Amount on such Distribution Date and the Transferor Subordinated Amount for the following Distribution Date; and

               (xix) the amount, if any, on deposit in the Spread Account and the amount, if any, transferred from the Spread Account in respect of such Distribution Date.

     In the case of information furnished pursuant to clauses (ii), (iii) in respect of Class A Certificate Interest, (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or a Paying Agent pursuant to any requirements of the Code.

     The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Certificates as indebtedness of the Transferor, or as may be otherwise required by Section 3.15) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee (or the Paying Agent) on the Class A Certificates and shall file and distribute such forms as required by law.

     Section 5.04.  Rights of Certificateholders.  The Investor Certificates
                    ----------------------------
shall represent fractional undivided interests in the Trust, including the benefits of the Collection Account and the right to receive Investor Interest Collections, Principal Collections, if any, and other amounts at the times and in the amounts specified in this Agreement; the Transferor Certificates shall represent the remaining interest in the Trust (other than the Spread Account, the Policy and the Funding Account).

     Section 5.05.  Funding Account.  (a)  The Trustee shall establish and
                    ---------------
maintain with itself a separate trust account (the "Funding Account") entitled "The First National Bank of Chicago as Trustee, in trust for the registered holders of Headlands Home Equity Loan Trust 1996-1, Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1 Funding Account." The Funding Account shall be an Eligible Account. On each Distribution Date during the Funding Period, the Trustee shall withdraw from the Collection Account and deposit to the Funding Account the Scheduled Principal Collections Distribution Amount for such Distribution Date.

     (b) The Servicer may cause the institution maintaining the Funding Account to invest any funds in the Funding Account in Eligible Investments which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or, with the approval of the Credit Enhancer and the Rating Agencies, on the Distribution Date next following the date of such investment (except that any investment in an obligation of the institution with which the Funding Account is maintained may mature on or before 12:00 noon, New York time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. At any time when the Trustee is maintaining the Funding Account, any request by the Servicer to invest funds on deposit in the Funding Account shall be in writing, shall be delivered to the Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day, and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby. Any such investment shall be registered in the name of the Trustee as trustee hereunder or in the name of its nominee, and to the extent such investments are certificated they shall be maintained in the possession of the Trustee in the state of its Corporate Trust Office or with its Custodian. All income and gain realized from any such investment shall be for the benefit of the Investor Certificateholders and shall be subject to withdrawal by the Trustee for distribution to the Investor Certificateholders as provided in subsection (c)(i) below. The amount of any losses incurred in respect of the principal amount of any such investment shall be deposited in the Funding Account by the Servicer out of its own funds immediately as realized. Any investment earnings on the Funding Account shall be treated as owned by the Transferor for federal and state income tax purposes.

     (c) From time to time withdrawals shall be made from the Funding Account by the Trustee as follows:

          (i) on each Distribution Date during the Funding Period, to deposit to the Collection Account all income realized from Eligible Investments during the related Interest Period on Principal Collections on deposit in the Funding Account for distribution as Investor Interest Collections in accordance with Section 5.01(a);

         (ii) on each Distribution Date prior to the last Distribution Date during the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied to purchase the Subsequent Mortgage Loans, if any, transferred to the Trust pursuant to Section 2.10; and

        (iii) on the last Distribution Date of the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied in the following order:

                    (A) to purchase the Subsequent Mortgage Loans, if any, transferred to the Trust pursuant to Section 2.10;

                    (B) to the Transferor, in payment for Additional Balances, in a maximum amount equal to the excess, if any, of the aggregate of Draws during the related Collection Period over Principal Collections received during such Collection Period; and

                    (C) to the Collection Account, any remaining amounts on deposit in the Funding Account in respect of Principal Collections, for distribution to the Class A Certificateholders pursuant to Section 5.01(b).

          Section 5.06.  Deferred Interest Account.  The Trustee shall establish
                         -------------------------
and maintain with itself a separate trust account (the "Deferred Interest Account") entitled "The First National Bank of Chicago, as Trustee, in trust for the registered holders of Headlands Home Equity Loan Trust 1996-1, Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 Deferred Interest Account." The Deferred Interest Account shall be an Eligible Account. On the Closing Date an amount equal to $340,397.14 will be deposited, and on each Subsequent Transfer Date an amount calculated by the Transferor necessary to pay an amount equal to the difference between the interest that would accrue at the fully indexed rate on the applicable Asset Balance and the non-fully indexed rate on the applicable Asset Balance and the non-fully indexed rate of such Teaser Mortgage Loan during the Teaser Period during the lifetime of the related Subsequent Mortgage

Loans will be deposited in the Deferred Interest Account. On each Distribution Date, amounts in the Deferred Interest Account in an amount of potential Deferred Interest for such Distribution Date will be deposited into the Collection Account and applied in accordance with Section 5.01. Any amounts remaining in the Deferred Interest Account on the later of (i) the Distribution Date following the end of the Funding Period and (ii) the Distribution Date following the date on which all Teaser Mortgage Loans have become fully indexed, will be deposited in the Collection Account for distribution. Amounts on deposit in the Deferred Interest Account shall be invested in Eligible Investments at the direction of the Servicer.

                                   ARTICLE VI

                                The Certificates


     Section 6.01.  The Certificates.  The Class A Certificates, Class S and
                    ----------------
Transferor Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates shall be initially evidenced by one or more certificates representing the entire Original Class A Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and multiples of one dollar in excess thereof, except that one Class A Certificate may be in a denomination of less than $1,000 so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance. The Class S Certificates shall be initially evidenced by one or more certificates representing the entire original Class S Notional Amount and shall be held in minimum notional amounts of $1,000 and multiples of one dollar in excess thereof, except that one Class S Certificate may be in a notional amount of less than $1,000 so that the sum of the denominations of all outstanding Class S Certificates shall equal the Class S Notional Amount on the Closing Date. The Transferor Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to the Transferor.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Transferor Certificates or did not hold such offices at the date of such Transferor Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Certificates shall not be Book-Entry Certificates.

     Section 6.02.  Registration of Transfer and Exchange of Investor
                    -------------------------------------------------
Certificates; Appointment of Registrar.  (a)  The Certificate Registrar shall
--------------------------------------
cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as herein provided.

     Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

     At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of the Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

     (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Certificate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, then upon surrender to the Certificate Registrar of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (i)
                    -------------------------------------------------
any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     Section 6.05.  Restrictions on Transfer of Transferor Certificates.  (a)
                    ---------------------------------------------------
The Transferor Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Certificates,

"transferred" or a "transfer") only in accordance with this Section 6.05.

     (b) No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except for the initial issuance of the Transferor Certificate to the Transferor and the pledge thereof by the Transferor in connection with its Yield Maintenance Certificates, Series 1996-1, the Trustee shall require (i) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if the investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Transferor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) Except for the pledge by the Transferor in connection with its Yield Maintenance Certificates, Series 1996-1, the Transferor Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Transferor hereunder and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the Transferor or any transferee under this Section 6.05(c) to amounts payable to such Transferor or such transferee under Sections 5.01(a)(xii) and 5.01(g); (ii) the Holder of the Transferor Certificates shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this Section 6.05(c) and that all conditions precedent provided by this Section 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this
Section 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;
(iii) the Holder of the Transferor Certificates shall deliver to the Trustee a letter from each

Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer, will not be reduced or withdrawn without regard to the Policy; (iv) the transferee of the Transferor Certificates shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made and (vi) the transferee shall have assumed the obligations of the Transferor pursuant to
Section 7.07 hereof. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Transferor Certificates to the Transferor.

     (d) Except for the initial issuance of the Transferor Certificate to the Transferor and the pledge thereof by the Transferor in connection with its Yield Maintenance Certificates, Series 1996-1, no transfer of a Transferor Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of or using the assets of any such plan, which representation letter shall not be an expense of the Trustee.

     Section 6.06.  Appointment of Paying Agent.  (a)  The Paying Agent shall
                    ---------------------------
make distributions to Investor Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

     Section 6.07.  Acceptance of Obligations.  The Transferor, by its
                    -------------------------
acceptance of the Transferor Certificates, agrees to be bound by and to perform all the duties of the Transferor set forth in this Agreement.

                                  ARTICLE VII

                 The Servicer, the Transferor and the Depositor


     Section 7.01.  Liability of the Transferor, the Servicer and the Depositor.
                    -----------------------------------------------------------
The Transferor and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Transferor or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02.  Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, the Servicer, the Transferor or the Depositor.  Any corporation into which
-------------------------------------------------
the Servicer, the Transferor or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer, the Transferor or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer, the Transferor or the Depositor, shall be the successor of the Servicer, the Transferor or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03.  Limitation on Liability of the Servicer and Others.  Neither
                    --------------------------------------------------
the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided,
                                                                     --------
however, that this provision shall not protect the Servicer or any such Person
-------
against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima
                                                                         -----
facie properly executed and submitted by any Person respecting any matters
-----
arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion
           --------  -------
undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 5.01(a)(xi). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section
7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 7.04.  Servicer Not to Resign.  Subject to the provisions of
                    ----------------------
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Credit Enhancer in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Investor Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the
                            --------  -------
Servicer shall become effective until the Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Credit Enhancer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

     Section 7.05.  Delegation of Duties.  In the ordinary course of business,
                    --------------------
the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

     Section 7.06.  Indemnification of the Trust by the Servicer.  The Servicer
                    --------------------------------------------
shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 7.06 shall survive termination of this Agreement.

     Section 7.07.  Indemnification of the Trust by the Transferor.
                    ----------------------------------------------
Notwithstanding anything to the contrary contained herein, the Transferor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) to the extent that the Transferor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Transferor was a general partner and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Servicer, including, but not limited to, amounts payable to the Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Transferor shall not indemnify the
                     --------
Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     Section 7.08.  Limitation on Liability of the Transferor.  None of the
                    -----------------------------------------
directors or officers or employees or agents of the Transferor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision shall
                                  --------  -------
not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. Except as provided in Section 7.07, the Transferor shall not be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that
                                                     --------  -------
this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person
                     ----- -----
respecting any matters arising hereunder.

     Section 7.09. Limitation on Liability of the Depositor. None of the
                   ----------------------------------------
directors or officers or employees or agents of the Depositor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision shall
                                  --------  -------
not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting
         ----- -----
any matters arising hereunder.

                                  ARTICLE VIII

                             Servicing Termination


     Section 8.01.  Events of Servicing Termination.  If any one of the
                    -------------------------------
following events ("Events of Servicing Termination") shall occur and be continuing:

               (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

               (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

               (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, with respect to an Event of Servicing Termination specified in (i) - (iv), above, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51% in each case with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to the Servicer (and to the Trustee if given by the Credit Enhancer or the Holders of Investor Certificates) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Upon the occurrence of a Trigger Event as defined in the Insurance Agreement, the Credit Enhancer may, in its reasonable discretion, terminate all of the rights and obligations of the Servicer pursuant to the terms hereof. Any such notice to the Servicer shall also be given to each Rating Agency and the Credit Enhancer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 8.01(i) for a period of two Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Transferor, the Credit Enhancer and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Events of Servicing Termination.

     Section 8.02.  Trustee to Act; Appointment of Successor.  (a)  On and after
                    ----------------------------------------
the time the Servicer receives a notice of termination pursuant to Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Section 7.04(b). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may with the consent of the Credit Enhancer (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such
                                                 --------
successor Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such
                           --------  -------
successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided; and provided, further, that pending such appointment of
                          --------  -------
the Trustee will be obligated to certain such capacity unless prohibited by law. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Credit Enhancer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of their representations or warranties contained herein.

          Section 8.03.  Notification to Certificateholders.  Upon any
                         ----------------------------------
termination or appointment of a successor to the Servicer pursuant to this
Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Credit Enhancer and each Rating Agency.

                                   ARTICLE IX

                                  The Trustee


     Section 9.01.  Duties of Trustee.  The Trustee, prior to the occurrence of
                    -----------------
an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination has occurred (which has not been cured or waived) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided,
                                                               --------
however, that if the Trustee is acting as Servicer it shall use the same degree
-------
of care and skill as is required of the Servicer under this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                            --------  -------

               (i) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has knowledge, and after the curing or waiver of all such Events of Servicing Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the

     Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Credit Enhancer or in accordance with the direction of the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.01 or of the occurrence of a Rapid Amortization Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or occurrence or the Trustee receives written notice of such failure or occurrence from the Servicer, the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement and in no event shall it be required to perform or accept responsibility for the obligations of the Depositor, the Seller or the Transferor.

     Section 9.02.  Certain Matters Affecting the Trustee.  Except as otherwise
                    -------------------------------------
provided in Section 9.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Credit Enhancer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Credit Enhancer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (which has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Servicer;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%; provided, however, that if the payment within a reasonable
                    --------  -------
     time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.02; and

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through an Affiliate, agents or attorneys or a custodian.

     Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.  The
                    -----------------------------------------------------
recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Depositor, the Transferor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any subservicer taken in the name of the Trustee; the failure of the Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of
       --------  -------
its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

     Section 9.04.  Trustee May Own Certificates.  The Trustee in its individual
                    ----------------------------
or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Transferor, the Seller, the Servicer, the Credit Enhancer or the Depositor.

     Section 9.05.  Servicer to Pay Trustee's Fees and Expenses; Servicer to
                    --------------------------------------------------------
Indemnify.  The Servicer covenants and agrees to pay to the Trustee from time to
---------
time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. The Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

     Section 9.06.  Eligibility Requirements for Trustee.  The Trustee hereunder
                    ------------------------------------
shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

     Section 9.07.  Resignation or Removal of Trustee.  The Trustee may at any
                    ---------------------------------
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Depositor, the Servicer, the Credit Enhancer and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee (who shall deliver a copy to the Servicer) and one copy to the successor Trustee; provided, however, that any such
                                       --------  -------
successor Trustee shall be subject to the prior written approval of the Transferor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor or the Credit Enhancer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located (which tax cannot be vacated by the appointment of a co-Trustee or separate trustee pursuant to Section 9.10), then the Transferor or the Credit Enhancer may remove the Trustee. If the Transferor or the Credit Enhancer removes the Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, which approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Investor Certificates evidencing Percentage Interests aggregating over 50% of all Investor Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Transferor and the Trustee; the Transferor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08. Successor Trustee. Any successor Trustee appointed as
                   -----------------
provided in Section 9.07 shall execute, acknowledge and deliver to the Transferor, the Depositor, the Servicer, the Credit Enhancer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 9.08, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.09.  Merger or Consolidation of Trustee.  Any Person into which
                    ----------------------------------
the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10. Appointment of Co-Trustee or Separate Trustee.
                   ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not autho-rized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 9.11.  Limitation of Liability.  The Certificates are executed by
                    -----------------------
the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and

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

authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 9.12.  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

     Section 9.13.  Suits for Enforcement.  In case an Event of Servicing
                    ---------------------
Termination or other default by the Servicer, the Seller, the Depositor or the Transferor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Investor Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     Section 9.14.  Mortgagor Claims.  In connection with any offset defenses,
                    ----------------
or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

               (a) The Trustee is the holder of the Mortgage Loans only as trustee on behalf of the holders of the Certificates, and not as a principal or in any individual or personal capacity.

               (b) The Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Certificates for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

               (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

               (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Certificates.

               (e) The Trustee will cooperate with and assist the Transferor, the Servicer, the Seller, or holders of the Certificates in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactory indemnified for all liability, costs and expenses arising therefrom.

               (f) The Seller hereby agrees to indemnify, hold harmless and defend the Trustee from and against any and all liability, loss, costs and expenses of the Trustee resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans.

     Section 9.15.  Liabilities to Mortgagors.  No liability to any Mortgagor
                    -------------------------
under any of the Mortgage Loans arising out of any act or omission to act of the Servicer or any Transferor in servicing the Mortgage Loans is intended to be assumed by the Trust or the Trustee under, or as a result of, this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under applicable provisions of law, the Trust and the Trustee expressly disclaim such assumption.

                                   ARTICLE X

                                  Termination


     Section 10.01.   Termination.  (a)  The respective obligations and
                      -----------
responsibilities of the Servicer, the Depositor, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the later of (A) the Distribution Date following payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the Transferor of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (w) the Class A Certificate Principal Balance, (x) the sum of accrued and unpaid Class A Certificate Interest and Class S Certificate Interest through the day preceding the final Distribution Date, and (y) interest accrued on any Unpaid Class A Certificate Interest Shortfall or Unpaid Class S Certificate Interest Shortfall, to the extent legally permissible, and all amounts due and owing the Credit Enhancer (ii) the day following the Distribution Date on which the distribution made to Class A Certificateholders has reduced the Class A Certificate Principal Balance to zero and no other amounts are owed to the Class A Certificateholders or the Class S Certificateholders hereunder, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 11.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Distribution Date in January 2024; provided, however, that in no event shall the
                                   --------  -------
trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (B)(i) of this Section 10.01, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without recourse, representation or warranty, and take such other actions as the Transferor may reasonably request to effect the transfer of the Mortgage Loans to the Transferor.

     (b) The Transferor shall have the right to exercise the option to effect the transfer to the Transferor of each Mortgage Loan pursuant to Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the

Class A Certificate Principal Balance is less than ten percent (10%) of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement, have been paid.

     (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Transferor, if the Transferor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Credit Enhancer and to the Servicer by letter to Investor Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated,
(ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Transferor to the Trustee as described in the preceding sentence, the Transferor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Investor Certificateholders, will be equal to the retransfer amount for the Mortgage Loans computed as above provided, together with all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the Holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates and to the extent that funds are available for such purpose, an amount equal to (i) if such final distribution is not being made pursuant to the transfer to the Transferor pursuant to Section 10.01(a)(B)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.01(a)(B)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(B)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date prior to having made the distributions called for above, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, withdraw from the Collection Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and (ii) above and (y) the unpaid amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Transferor (if the Transferor has exercised its right to transfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          (f) The Servicer, at its expense, shall prepare and deliver to the Trustee for execution, at the time the Mortgage Loans are to be released to the Servicer, appropriate documents assigning each such Mortgage Loan from the Trustee to the Servicer and shall promptly record such assignments.

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

                                   ARTICLE XI

                           Rapid Amortization Events


     Section 11.01.   Rapid Amortization Events.  If any one of the following
                      -------------------------
events shall occur during the Managed Amortization Period:

          (a) failure on the part of the Transferor or the Seller (i) to make any payment or deposit required by the terms of this Agreement or the Insurance Agreement, within two Business Days after notification thereof such payment or deposit is required to be made herein, or (ii) duly to observe or perform in any material respect the covenants of the Transferor set forth in Section 2.04(a) or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in this Agreement or the Insurance Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Credit Enhancer and which, in the case of clause
     (iii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%;

          (b) any representation or warranty made by the Transferor or the Depositor in this Agreement or the Insurance Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Credit Enhancer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Depositor, as the case may be, by the Trustee, or to the Transferor, the Depositor and the Trustee by either the Credit Enhancer or the Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51%; provided, however, that a Rapid Amortization Event pursuant to this
          --------  -------
     subparagraph (b) shall not be deemed to have occurred hereunder if the Transferor has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions hereof;

     (c) the Transferor, the Seller or the Depositor or any of their Subsidiaries or Affiliates shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or the Depositor, or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor, the Seller or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the Initial Cut-Off Date Pool Balance;

          (f) if any of the transaction documents shall cease to be in full force and effect or the security interest of the Trustee in the Trust shall cease to be a first priority perfected security interest;

          (g) the occurrence of a Change in Control with respect to the Headlands;

          (h) the occurrence of any material breach by Headlands of the provisions of its Credit Agreements during the term of the Trust;

          (i) failure by the Servicer, if the Servicer is Headlands, to maintain a minimum volume in its mortgage servicing portfolio of $2 billion, calculated by outstanding principal balances of mortgage loans serviced, in accordance with the Servicer's credit and collection policy;

          (j) at the end of each calendar quarter commencing on March 30, 1997, failure by Headlands to maintain (a) "shareholder's equity" according to GAAP, of $15 million or (b) a maximum ratio of total liabilities to shareholder's equity according to GAAP of 20 to 1;

          (k) the failure by the Seller or the Servicer to implement the CPI servicing system or a servicing system mutually acceptable to the Servicer and the Certificate Insurer within 90 days after the availability of the system;

          (l) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the average of the aggregate Asset Balances on such date of all Mortgage Loans with respect to which principal or interest are at least 60 days delinquent as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediately preceding Collection Periods shall exceed 4%; or

          (m) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the average of the aggregate Asset Balances on such date of all defaulted Mortgage Loans (excluding Liquidated Mortgage Loans) as to which
     (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Asset Balance as of the last day of each of the three immediately preceding collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediately preceding Collection Periods shall exceed 2%.

     In the case of any event described above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either (i) the Trustee or Certificateholders holding Certificates evidencing in the aggregate more than 51% of the Voting Rights, with the consent of the Certificate Insurer, or (ii) the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice; provided that with respect to
                                                  --------
clauses (c), (d) and (e) a Rapid Amortization Event shall occur immediately upon the occurrence of such, without any such notice.

     In addition, the Certificate Insurer may declare a Rapid Amortization Event to have occurred as of the date of notice thereof upon the occurrence of a Trigger Event other than as set forth at Sections 6.01(ii), (iv) or (v) of the Insurance Agreement.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee and the Certificate Insurer of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders evidencing in the aggregate more than 51% of the Voting Rights, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans to a purchaser in a commercially reasonable manner and on commercially reasonable terms; provided, however, that the Credit
                                      --------  -------
Enhancer's consent to the terms of any such sale shall be required, which consent shall not be unreasonably withheld. Any proceeds will be treated as collections allocable to the Certificateholders and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). The proceeds from the sale, disposition or liquidation of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

     Section 11.02.   Additional Rights Upon the Occurrence of Certain Events.
                      -------------------------------------------------------
(a) If the Transferor voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), the Transferor shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Servicer and the Credit Enhancer of such Insolvency Event and will immediately cease transferring Additional Balances to the Trust. Within 15 days of the receipt by the Trustee of the Transferor's notice of an Insolvency Event, the Trustee shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 11.02, which notice shall inform Investor Certificateholders that unless Holders of Investor Certificates evidencing Voting Rights aggregating not less than 51% advise the Trustee in writing that they wish the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms subject to the prior written consent of the Credit Enhancer, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. The Transferor shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however,
                                                              --------  -------
that such proceeds will, based on amounts specified in writing by the Servicer to the Trustee, first be paid to the Credit Enhancer to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the
                                                 --------  -------
Investor Fixed Allocation Percentage of such remaining proceeds shall be paid to Investor Certificateholders in the following amounts and order of priority:

          (i) all accrued and unpaid interest on the Class A Certificate Principal Balance through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders;

         (ii) all accrued and unpaid interest on the Class S Notional
     Amount through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor
     Certificateholders; and

        (iii) an amount of principal up to the Class A Certificate Principal Balance.

On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders and the Credit Enhancer, the Trust shall terminate.

                                  ARTICLE XII

                            Miscellaneous Provisions


     Section 12.01.   Amendment.  This Agreement may be amended from time to
                      ---------
time by the Transferor, the Servicer, the Seller, the Depositor and the Trustee, in each case without notice to or the consent of any of the Certificateholders, but only with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Transferor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Investor Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Transferor, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), (vi) to add or amend any provisions of this Agreement to correct or cure any defective provision or ambiguity as a result of a transfer of the Transferor Certificates pursuant to
Section 6.05 or (vii) to comply with any requirement imposed by the Code;

provided, however, that such action shall not, as evidenced by an Opinion of
--------  -------
Counsel, materially and adversely affect the interests of any Certificateholder or the Credit Enhancer; and provided, further, that the amendment shall not be
                            --------  -------
deemed to adversely affect in any material respect the interests of the Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificates without regard to the Policy.

     This Agreement also may be amended from time to time by the Servicer, the Seller, the Transferor, the Depositor and the Trustee, and the Servicer and the Credit Enhancer, may from time to time consent to the amendment of this Agreement with the consent of the Holders of the Investor Certificates evidencing Voting Rights aggregating not less than 51%, and in the case of an amendment to this Agreement, with the consent of the Credit Enhancer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i)
                        --------  -------
reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (iii) adversely effect in any material respect the interests of the Credit Enhancer.

     Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

     Following the execution and delivery of any such amendment hereto or to the Policy to which the Credit Enhancer was required to consent, either the Transferor, if the Transferor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Credit Enhancer for the reasonable out-of-pocket costs and expenses incurred by the Credit Enhancer in connection with such amendment.

     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Credit Enhancer.

     It shall not be necessary for the consent of Investor Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In executing any amendment permitted by this Section 12.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the

Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02.   Recordation of Agreement.  This Agreement is subject to
                      ------------------------
recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Investor Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Investor Certificateholders. The Investor Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03.   Limitation on Rights of Certificateholders.  The death or
                      ------------------------------------------
incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing Voting

Rights aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     By accepting its Investor Certificate, each Investor Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Investor Certificateholders under this Agreement without any further consent of the Investor Certificateholders.

     Section 12.04.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.05.   Notices.  All demands, notices and communications
                      -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mr. Stevelman, (b) in the case of the Servicer, Headlands Mortgage Company, 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939, Attention: Gilbert MacQuarrie,
(c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Credit Enhancer, Capital Markets Assurance Corporation Credit Enhancement, 885 Third Avenue, New York, NY 10022-4834, Attention: Managing Director (telecopy number (212) 891-1456 or (212) 755-5477), (e) in the case of the Transferor, Headlands Mortgage L.L.C., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, Attention: Gilbert MacQuarrie (telecopy number
(415) 461-0711), (f) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street,

New York, New York 10007, and (g) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 12.06.   Severability of Provisions.  If any one or more of the
                      --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 12.07.   Assignment.  Notwithstanding anything to the contrary
                      ----------
contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Credit Enhancer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 66%.

     Section 12.08.  Certificates Nonassessable and Fully Paid.  The parties
                     -----------------------------------------
agree that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.07 or
6.02 are and shall be deemed fully paid.

     Section 12.09.  Third-Party Beneficiaries.  This Agreement will inure to
                     -------------------------
the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Credit Enhancer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 12.10. Counterparts.  This instrument may be executed in any number
                    ------------
of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.11. Effect of Headings and Table of Contents.  The Article and
                    ----------------------------------------
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.12. Insurance Agreement.  The Trustee is authorized and directed
                    -------------------
to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

     Section 12.13. Nonpetition Covenant.  Until one year plus one day shall
                    --------------------
have elapsed since the termination of the Trust in accordance with Section 10.01, none of the Depositor, the Seller, the Servicer, the Trustee, nor the Transferor shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor, Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor, Transferor or the Trust.

          IN WITNESS WHEREOF, the Depositor, the Transferor, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                              FINANCIAL ASSET SECURITIES CORP.,
                                as Depositor


                              By /s/Brian Bernard
                                -----------------
                                Name: Brian Bernard
                                Title:  Vice President


                              HEADLANDS MORTGAGE COMPANY,
                                as Seller and Servicer


                              By /s/Becky Poisson
                                -----------------
                                Name: Becky Poisson
                                Title: Executive Vice President

                              HEADLANDS MORTGAGE L.L.C.,
                                as Transferor

                              By: HEADLANDS MORTGAGE COMPANY, as Manager

                              By /s/Becky Poisson
                                 -----------------
                              Name: Becky Poisson
                              Title: Executive Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO
                                as Trustee


                              By /s/Mary R. Fonti
                                -----------------
                                Name: Mary R. Fonti
                                Title: Assistant Vice President



                       [Pooling and Servicing Agreement]

State of  ________  )
                    ) ss.:
County of ________  )


          On the ____ day of ________, 1996 before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at ______________________; that he is the _____________________ of Financial Asset
Securities Corp., a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                ------------------------------------------------
                                              Notary Public


[Notarial Seal]

State of            )
                    ) ss.:
County of           )


          On the ____ day of __________, 199_ before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________
of Headlands Mortgage Company, a closely-held California S-corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                ---------------------------------------------
                                              Notary Public


[Notarial Seal]

State of            )
                    ) ss.:
County of           )


          On the ____ day of ______________, 199_ before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at _______________, _______________ _____; that he is the _____________ of The
First National Bank of Chicago, a national banking institution, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                ----------------------------------------------
                                              Notary Public

[Notarial Seal]

                                                                       EXHIBIT A
                                                                       ---------

                         [FORM OF CLASS A CERTIFICATE]



     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Headlands Home Equity Loan         Original Certificate
 Trust 1996-1 Class A           Principal Balance of Class A
 Variable Pass-Through Rate           Certificates:
 Certificate                         $125,595,644.60

Initial Certificate
 Principal Balance:
 $125,595,644.60

Cut-Off Date: November 30,
 1996
First Distribution Date:        Issue Date: December 30,
 January 15, 1997               1996

Trustee: The First National
 Bank of Chicago

No. 1                           CUSIP No. 422093 AA 2


                    HEADLANDS HOME EQUITY LOAN TRUST 1996-1
              REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 1996-1
                                    CLASS A

evidencing a beneficial ownership interest in a Trust established by FINANCIAL ASSET SECURITIES CORP., consisting primarily of a pool of adjustable-rate home equity revolving credit line loans and fixed-rate closed-end home equity loans secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties.

          This Certificate is payable solely from the assets of the Trust and does not represent an obligation of or interest in Headlands Mortgage Company, Headlands Mortgage L.L.C., Financial Asset Securities Corp., the Trustee, the Certificate Insurer (except to the extent provided in the Policy) or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate as set forth above by $125,595,644.60, such amount being the initial aggregate Certificate Principal Balance of all of the Class A Certificates) in the Trust created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among Headlands Mortgage Company, as seller, and servicer (hereinafter called the "Seller" or Servicer," which term includes any successor entity under the Agreement), Headlands Mortgage L.L.C., as transferor (the "Transferor"), Financial Asset Securities Corp., as Depositor and The First National Bank of Chicago, as trustee (hereinafter called the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions are required to be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last day preceding the related Distribution Date; provided, however, with respect to Definitive Certificates, at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount to be distributed to such Class as of such Distribution Date.

          The Holder of this Certificate is entitled to principal payments on each Distribution Date following the termination of the Funding Period in an amount equal to the Scheduled Principal Collections Distribution Amount.

          The Holder of this Certificate is also entitled to the benefits of a certificate guaranty insurance policy (the "Policy") issued by the Certificate Insurer.

          All distributions under the Agreement on the Class A certificates will be made or caused to be made by the Trustee by (i) wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or (ii) check or money order mailed to the address of the Person entitled thereto; as such name and address shall appear on the Certificate Register, or (iii) by such other means of payment as such Person and the Trustee shall agree.

          This Certificate is one of a duly authorized issue of Certificates designated as Headlands Home Equity Loan Trust 1996-1 Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 (herein called the "Certificates") and representing the Percentage Interest specified on the second page hereof in the Class A Certificates.

          Prior to receiving the final distribution hereon, the Holder hereof is required to present and surrender this Certificate to the Trustee. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Agreement.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and to certain payments made under the Policy, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including certain expenses incurred with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Seller, the Depositor, the Servicer, the Transferor and the Trustee with the consent of the Certificate Insurer and the consent of the Holders of Investor Certificates evidencing Voting Rights aggregating at least 51%; provided, however, that no such amendment or waiver shall reduce in any
     --------  -------
manner the amount of, or delay the timing of, distributions on any Certificate without the consent of the Holder thereof, or adversely affect in any material respect the interests of the Credit Enhancer or (iii) reduce the aforesaid percentage required to consent to any amendment, without the consent of the Holders of all Certificates then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Seller, the Servicer, the Depositor, the Transferor, the Trustee and the Certificate Insurer and any agent of the Seller, the Servicer, the Depositor, the Trustee, or of the Certificate Insurer, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Depositor, the

Transferor, the Trustee and the Certificate Insurer nor any such agent shall be affected by notice to the contrary.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          The obligations created by the Agreement and the Trust created thereby shall terminate on the final Distribution Date following the later of (A) the Distribution Date following payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the optional repurchase as discussed below
(ii) the day following the Distribution Date on which the distribution made to Class A Certificateholders has reduced the Class A Certificate Principal Balance to zero and no other amounts are owed to the Class A Certificateholders or the Class S Certificateholders hereunder, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Distribution Date in January 2024; provided, however,
                                                              --------  -------
that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Agreement additionally provides that the Transferor may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust and thereby effect early retirement of the Certificates, on any Distribution Date on and after the Distribution Date immediately prior to which the aggregate outstanding Certificate Principal Balance is less than 10% of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement, have been paid.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1996

                              The First National Bank
                              of Chicago, as Trustee

                              By_______________________
                              Authorized Officer



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class A Certificates referred to in the within-mentioned Agreement.



                              The First National Bank
                              of Chicago, as Trustee


                              By_______________________
                              Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto   ___________________________
________________________________________(Please print or typewrite name, address including postal zip code, and Taxpayer Identification number of assignee)

a Percentage Interest equal to __% evidenced by the within Certificate and hereby authorizes the transfer of registration of such interest to such assignee on the Certificate Register of the Trust.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_________________________________________.

Dated:


                    ________________________________________
                      Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          If permitted by the Agreement, distributions shall be made, by wire transfer or otherwise, in immediately available funds to
__________________________________ for the account of
___________________________________________

_________________________ account number ____________________, or, if mailed by check, to________
__________________________________________. Applicable statements should be mailed to ________________________

______________________________.  This information is provided by
_______________________________________, the assignee named above, or
______________________________, as its agent.

                                                                       EXHIBIT B
                                                                       ---------

                         [FORM OF CLASS S CERTIFICATE]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Headlands Home Equity Loan           Original Class S
 Trust, Series 1996-1 Class S            Notional
 1.00% Pass-Through Rate          Amount: $125,595,644.60
 Certificate

Percentage Interest: 100%

Date of Cut-Off Date:
 November 30, 1996

First Distribution Date:          Issue Date: December 30,
 January 15, 1997                 1996

Trustee: The First National
 Bank of Chicago

No. 1                            CUSIP No. 422093 AB 0

                    HEADLANDS HOME EQUITY LOAN TRUST 1996-1
              REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 1996-1
                                    CLASS S

evidencing a beneficial ownership interest in a Trust established by FINANCIAL ASSET SECURITIES CORP., consisting primarily of a pool of adjustable-rate home equity revolving credit line loans and fixed-rate closed-end home equity loans secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties.

          This Certificate is payable solely from the assets of the Trust and does not represent an obligation of or interest in Headlands Mortgage Company, Headlands Mortgage L.L.C., Financial Asset Securities Corp., the Trustee, the Certificate Insurer (except to the extent provided in the Policy) or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

          This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Class A Notional Amount of this Certificate as set forth above by $125,595,644.60, such amount being the initial Class A Notional Amount of all of the Class S Certificates) in the Trust created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among Headlands Mortgage Company, as seller, and servicer (hereinafter called the "Seller" or Servicer," which term includes any successor entity under the Agreement), Headlands Mortgage L.L.C., as transferor (the "Transferor"), Financial Asset Securities Corp., as Depositor and The First National Bank of Chicago, as trustee (hereinafter called the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions are required to be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last day preceding the related Distribution Date; provided, however, with respect to Definitive Certificates, at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount to be distributed to such Class as of such Distribution Date.

          The Holder of this Certificate is entitled to interest payments on each Distribution Date in an amount equal to the Class S Interest Amount.

          The Holder of this Certificate is also entitled to the benefits of a certificate guaranty insurance policy (the "Policy") issued by the Certificate Insurer.

          All distributions under the Agreement on the Class S certificates will be made or caused to be made by the Trustee by (i) wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class S Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or (ii) check or money order mailed to the address of the Person entitled thereto; as such name and address shall appear on the Certificate Register, or (iii) by such other means of payment as such Person and the Trustee shall agree.

          This Certificate is one of a duly authorized issue of Certificates designated as Headlands Home Equity Loan Trust 1996-1 Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 (herein called the "Certificates") and representing the Percentage Interest specified on the second page hereof in the Class S Certificates.

          Prior to receiving the final distribution hereon, the Holder hereof is required to present and surrender this Certificate to the Trustee. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Agreement.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and to certain payments made under the Policy, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including certain expenses incurred with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Seller, the Depositor, the

Servicer, the Transferor and the Trustee with the consent of the Certificate Insurer and the consent of the Holders of Investor Certificates evidencing Voting Rights aggregating at least 51%; provided, however, that no such
                                        --------  -------
amendment or waiver shall reduce in any manner the amount of, or delay the timing of, distributions on any Certificate without the consent of the Holder thereof, or adversely affect in any material respect the interests of the Credit Enhancer or (iii) reduce the aforesaid percentage required to consent to any amendment, without the consent of the Holders of all Certificates then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

              The Seller, the Servicer, the Depositor, the Transferor, the Trustee and the Certificate Insurer and any agent of the Seller, the Servicer, the Depositor, the Trustee, or of the Certificate Insurer, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Depositor, the Transferor, the Trustee and the Certificate Insurer nor any such agent shall be affected by notice to the contrary.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          The obligations created by the Agreement and the Trust created thereby shall terminate on the final Distribution Date following the later of (A) the Distribution Date following payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the optional repurchase as discussed below
(ii) the day following the Distribution Date on which the distribution made to Class S Certificateholders has reduced the Class S Certificate Principal Balance to zero and no other amounts are owed to the Class A Certificateholders or the Class S Certificateholders hereunder, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Distribution Date in January 2024; provided, however,
                                                              --------  -------
that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Agreement additionally provides that the Transferor may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust and thereby effect early retirement of the Certificates, on any Distribution Date on and after the Distribution Date immediately prior to which the aggregate outstanding Certificate Principal Balance is less than 10% of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement, have been paid.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1996

                              The First National Bank
                              of Chicago, as Trustee

                              By_______________________
                              Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class S Certificates referred to in the within-mentioned Agreement.



                              The First National Bank
                              of Chicago, as Trustee


                              By_______________________
                              Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto   ___________________________
________________________________________(Please print or typewrite name, address including postal zip code, and Taxpayer Identification number of assignee)

a Percentage Interest equal to __% evidenced by the within Certificate and hereby authorizes the transfer of registration of such interest to such assignee on the Certificate Register of the Trust.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_________________________________________.

Dated:


                    ________________________________________
                      Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          If permitted by the Agreement, distributions shall be made, by wire transfer or otherwise, in immediately available funds to
__________________________________ for the account of
___________________________________________

_________________________ account number ____________________, or, if mailed by check, to________
__________________________________________. Applicable statements should be mailed to ________________________

______________________________.  This information is provided by
_______________________________________, the assignee named above, or
______________________________, as its agent.

                                                                       EXHIBIT C
                                                                       ---------

                        [FORM OF TRANSFEROR CERTIFICATE]

     THIS TRANSFEROR CERTIFICATE REPRESENTS CERTAIN RESIDUAL RIGHTS TO PAYMENT TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF
     SECTION 6.05 OF THE AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE TRANSFEREE PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO
     SECTION 406 OF ERISA, NOR A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN, WHICH REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE TRUSTEE.

     NO TRANSFER OF A TRANSFEROR CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS. EXCEPT FOR THE INITIAL ISSUANCE OF THE TRANSFEROR CERTIFICATE TO THE TRANSFEROR AND THE PLEDGE THEREOF BY THE TRANSFEROR IN CONNECTION WITH THE YIELD MAINTENANCE CERTIFICATES, SERIES 1996-1, THE TRUSTEE SHALL REQUIRE (i) THE TRANSFEREE TO EXECUTE AN INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE CERTIFYING TO THE TRUSTEE THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE TRUSTEE OR (ii) IF THE INVESTMENT LETTER IS NOT DELIVERED, A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR, FROM SAID ACT OR IS BEING MADE PURSUANT TO SAID ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE OR THE DEPOSITOR. THE HOLDER OF A TRANSFEROR

     CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE TRANSFEROR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH SUCH FEDERAL AND STATE LAWS.

     EXCEPT FOR THE PLEDGE BY THE TRANSFEROR IN CONNECTION WITH ITS YIELD MAINTENANCE CERTIFICATES, SERIES 1996-1, THE TRANSFEROR CERTIFICATES AND ANY INTEREST THEREIN SHALL NOT BE TRANSFERRED EXCEPT UPON SATISFACTION OF THE FOLLOWING CONDITIONS PRECEDENT: (i) THE PERSON THAT ACQUIRES A TRANSFEROR CERTIFICATE SHALL (A) BE ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE OR THE DISTRICT OF COLUMBIA THEREOF, (B) EXPRESSLY ASSUME, BY AN AGREEMENT SUPPLEMENTAL HERETO, EXECUTED AND DELIVERED TO THE TRUSTEE, THE PERFORMANCE OF EVERY COVENANT AND OBLIGATION OF THE TRANSFEROR UNDER THE AGREEMENT AND (C) AS PART OF ITS ACQUISITION OF A TRANSFEROR CERTIFICATE, ACQUIRE ALL RIGHTS OF THE TRANSFEROR OR ANY TRANSFEREE UNDER SECTION 6.05(c) OF THE AGREEMENT TO AMOUNTS PAYABLE TO SUCH TRANSFEROR OR SUCH TRANSFEREE UNDER SECTIONS 5.01(a)(xii) AND 5.01(g) OF THE AGREEMENT; (ii) THE HOLDER OF THE TRANSFEROR CERTIFICATES SHALL DELIVER TO THE TRUSTEE AN OFFICER'S CERTIFICATE STATING THAT SUCH TRANSFER AND SUCH SUPPLEMENTAL AGREEMENT COMPLY WITH SECTION 6.05(c) OF THE AGREEMENT AND THAT ALL CONDITIONS PRECEDENT PROVIDED BY SECTION 6.05(c) OF THE AGREEMENT HAVE BEEN COMPLIED WITH AND AN OPINION OF COUNSEL STATING THAT ALL CONDITIONS PRECEDENT PROVIDED BY SECTION 6.05(c) OF THE AGREEMENT HAVE BEEN COMPLIED WITH, AND THE TRUSTEE MAY CONCLUSIVELY RELY ON SUCH OFFICER'S CERTIFICATE, SHALL HAVE NO DUTY TO MAKE INQUIRIES WITH REGARD TO THE MATTERS SET FORTH THEREIN AND SHALL INCUR NO LIABILITY IN SO RELYING; (iii) THE HOLDER OF THE TRANSFEROR CERTIFICATES SHALL DELIVER TO THE TRUSTEE A LETTER FROM EACH RATING AGENCY CONFIRMING THAT ITS RATING OF THE INVESTOR CERTIFICATES, AFTER GIVING EFFECT TO SUCH TRANSFER, WILL NOT BE REDUCED OR WITHDRAWN WITHOUT REGARD TO THE POLICY; (iv) THE TRANSFEREE OF THE TRANSFEROR CERTIFICATES SHALL DELIVER TO THE TRUSTEE AN OPINION OF COUNSEL TO THE EFFECT THAT (a) SUCH TRANSFER WILL NOT ADVERSELY AFFECT THE TREATMENT OF THE INVESTOR CERTIFICATES AFTER SUCH TRANSFER AS DEBT FOR FEDERAL AND APPLICABLE STATE INCOME TAX PURPOSES, (b) SUCH TRANSFER WILL NOT RESULT IN THE TRUST BEING SUBJECT TO TAX AT THE ENTITY LEVEL FOR FEDERAL OR APPLICABLE STATE TAX PURPOSES, (c) SUCH TRANSFER WILL NOT HAVE ANY MATERIAL ADVERSE IMPACT ON THE FEDERAL OR APPLICABLE STATE INCOME TAXATION OF AN INVESTOR CERTIFICATEHOLDER OR ANY CERTIFICATE OWNER AND (d) SUCH TRANSFER WILL NOT RESULT IN THE ARRANGEMENT CREATED BY THE AGREEMENT OR ANY "PORTION" OF THE TRUST, BEING TREATED AS A TAXABLE MORTGAGE POOL AS DEFINED IN SECTION 7701(i) OF THE CODE; (v) ALL FILINGS AND OTHER ACTIONS NECESSARY TO

     CONTINUE THE PERFECTION OF THE INTEREST OF THE TRUST IN THE MORTGAGE LOANS AND THE OTHER PROPERTY CONVEYED HEREUNDER SHALL HAVE BEEN TAKEN OR MADE AND
     (vi) THE TRANSFEREE SHALL HAVE ASSUMED THE OBLIGATIONS OF THE TRANSFEROR PURSUANT TO SECTION 7.07 OF THE AGREEMENT.

Headlands Home Equity Loan Trust
1996-1 Transferor Certificate

Percentage Interest: 100%

Date of Cut-Of Date:
November 30, 1996

First Distribution Date:              Issue Date: December 30, 1996
January 15, 1997

Trustee: The First National Bank of Chicago

No. 1

                    HEADLANDS HOME EQUITY LOAN TRUST 1996-1
              REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 1996-1
                            TRANSFEROR CERTIFICATES

evidencing a beneficial ownership interest in a Trust established by FINANCIAL ASSET SECURITIES CORP., consisting primarily of a pool of adjustable-rate home equity revolving credit line loans and fixed-rate closed-end home equity loans secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties.

          This Certificate is payable solely from the assets of the Trust and does not represent an obligation of or interest in Headlands Mortgage Company, Headlands Mortgage L.L.C., Financial Asset Securities Corp., the Trustee, the Certificate Insurer (except to the extent provided in the Policy) or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

          This certifies that HEADLANDS MORTGAGE L.L.C. is the registered owner of the Percentage Interest evidenced by this Certificate in the entire interest in the assets of the Trust other than that represented by the Investor Certificateholder, which Trust is created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Agreement"), among Headlands Mortgage Company, as seller, and servicer (hereinafter called the "Seller" or Servicer," which term includes any successor entity under the Agreement), Headlands Mortgage L.L.C., as transferor (the "Transferor"), Financial Asset Securities Corp., as Depositor and The First National Bank of Chicago, as trustee (hereinafter called the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions are required to be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount to be distributed to the holder of the Transferor Certificate as of such Distribution Date.

          All distributions under the Agreement on the Transferor Certificates will be made or caused to be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, or by such other means of payment as such Person and the Trustee shall agree.

          This Certificate is one of a duly authorized issue of Certificates designated as Headlands Home Equity Loan Trust 1996-1 Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 (herein called the "Certificates") and representing the Percentage Interest specified on the third page hereof in the Transferor Certificates.

          The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed canceled for all purposes under the Agreement.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including certain expenses incurred with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof by the Seller, the Depositor, the Servicer, the Transferor and the Trustee with the consent of the Certificate Insurer and the consent of the Holders of Investor Certificates evidencing Voting Rights aggregating at least 51%; provided, however, that no such amendment or waiver shall reduce in any
     --------  -------
manner the amount of, or delay the timing of, distributions on any Certificate without the consent of the Holder thereof, or adversely affect in any material respect the interests of the Credit Enhancer or (iii) reduce the aforesaid percentage required to consent to any amendment, without the consent of the Holders of all Certificates then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Seller, the Servicer, the Depositor, the Transferor, the Trustee and the Certificate Insurer and any agent of the Seller, the Servicer, the Depositor, the Trustee, or of the Certificate Insurer, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Depositor, the Transferor, the Trustee and the Certificate Insurer nor any such agent shall be affected by notice to the contrary.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          The obligations created by the Agreement and the Trust created thereby shall terminate on the final Distribution Date following the later of (A) the Distribution Date following payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the optional repurchase as discussed below
(ii) the day following the Distribution Date on which the distribution made to Class A Certificateholders has reduced the Class A Certificate Principal Balance to zero and no other amounts are owed to the Class A Certificateholders or the Class S Certificateholders hereunder, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Distribution Date in January 2024; provided, however,
                                                              --------  -------
that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Agreement additionally provides that the Transferor may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust and thereby effect early retirement of the Certificates, on any Distribution Date on and after the Distribution Date immediately prior to which the aggregate outstanding Certificate Principal Balance is less than 10% of the Original Class A Certificate Principal Balance and all amounts due and owing to the Credit Enhancer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement, have been paid.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 1996

                              The First National Bank
                              of Chicago, as Trustee

                              By_______________________
                              Authorized Officer



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Transferor Certificates referred to in the within-mentioned Agreement.



                              The First National Bank
                              of Chicago, as Trustee


                              By_______________________
                              Authorized Officer

                                                                       EXHIBIT D
                                                                       ---------

                           FORM OF OPINION OF COUNSEL
                      WITH RESPECT TO SECTION 3.11 OF THE
                        POOLING AND SERVICING AGREEMENT


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Seller delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of December 1, 1996 among Headlands Mortgage Company (the "Seller" and the "Servicer"), Headlands Mortgage L.L.C. (the "Transferor"), Financial Asset Securities Corp. (the "Depositor") and The First National Bank of Chicago, as Trustee. Terms used but not defined herein shall have the meaning given to such terms in the above-referenced Pooling and Servicing Agreement.

          1. a court would hold that the transfer from the Seller to the Transferor of the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans was a true sale or absolute assignment of such interests by the Seller to the Transferor rather than a pledge of collateral by the Seller to the Transferor.

          2. the Trustee has a valid perfected first priority security interest with respect to the Transferor's right, title and interest in and to the Mortgage Loans (including all Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans).

                                                                     EXHIBIT E-1
                                                                     -----------


                             OFFICER'S CERTIFICATE
                             ---------------------

                 REQUEST BY THE SERVICER FOR PERMANENT RELEASE
                      OF MORTGAGE LOANS AND MORTGAGE FILE
                    ---------------------------------------------


TO:  The First National Bank of Chicago,
       as Trustee
     One North State Street, 9th Floor
     Chicago, Illinois 60602
     Attention: Corporate Trust Office

Gentlemen:

          In connection with the payment in full of the Mortgage Loans held by you as Trustee, under the Pooling and Servicing Agreement dated as of December 1, 1996 among Headlands Mortgage Company, as Seller and Servicer, Headlands Mortgage L.L.C., as Transferor, Financial Asset Securities Corp., as Depositor, and you, as Trustee, the undersigned requests the release of the Mortgage Loans and the Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

          The undersigned hereby certifies that any and all payments received on the Mortgage Loans identified in the schedule attached to this Request which are requried to be deposited in the Collection Account pursuant to Section 3.02 of such Pooling and Servicing Agreement have been so deposited.


                              HEADLANDS MORTGAGE COMPANY,
                                as Servicer


                              By: ________________________________________
                                 Name: ___________________________________
                                 Title: __________________________________
                                 Date: ___________________________________

ACKNOWLEDGED BY:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By: _________________________________
   Name: ____________________________
   Title: ___________________________
   Date: ____________________________

                                     E-1-1

                                                                     EXHIBIT E-2
                                                                     -----------


                             OFFICER'S CERTIFICATE
                             ---------------------

                 REQUEST BY THE SERVICER FOR TEMPORARY RELEASE
                      OF MORTGAGE LOANS AND MORTGAGE FILES
                   ----------------------------------------------


TO:  The First National Bank of Chicago,
       as Trustee
     One North State Street, 9th Floor
     Chicago, Illinois 60602
     Attention: Corporate Trust Office

Gentlemen:

          In connection with the administration of the Mortgage Loans held by you as Trustee, under the Pooling and Servicing Agreement dated as of December 1, 1996 among Headlands Mortgage Company, as Seller and Servicer, Headlands Mortgage L.L.C., as Transferor, Financial Asset Securities Corp., as Depositor, and you, as Trustee, the undersigned requests the temporary release of the Mortgage Loans and the related Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.


                              HEADLANDS MORTGAGE COMPANY,
                                as Servicer


                              By: ________________________________________
                                 Name: ___________________________________
                                 Title: __________________________________
                                 Date: ___________________________________

ACKNOWLEDGED BY:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By: _________________________________
   Name: ____________________________
   Title: ___________________________
   Date: ____________________________

                                     E-2-1